Exhibit 10.1

SECURITIES PURCHASE AGREEMENT
SECURITIES PURCHASE AGREEMENT (this "Agreement"), dated as of October 16, 2018, by and among Seelos Therapeutics, Inc., a Delaware corporation, with headquarters located at 209 Lukes Wood Road, New Canaan, CT 06840 ("Seelos"), Apricus Biosciences, Inc., a Nevada corporation, with headquarters located at 11975 El Camino Real, Suite 300, San Diego, CA 92130 ("Apricus"), and the investors listed on the Schedule of Buyers attached hereto (individually, a "Buyer" and collectively, the "Buyers").
WHEREAS:
A.Seelos, Apricus and each Buyer is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the "1933 Act"), and Rule 506(b) of Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the 1933 Act.
B.    Each Buyer wishes to purchase, and Seelos wishes to sell, upon the terms and conditions stated in this Agreement, (i) that aggregate number of shares of Seelos' common stock, par value $0.00001 per share (the "Seelos Common Stock"), set forth opposite such Buyer's name in column (3) on the Schedule of Buyers (which aggregate amount for all Buyers together shall be 1,187,336 shares of Seelos Common Stock and shall collectively be referred to herein as the "Initial Common Shares"), and (ii) up to that aggregate number of shares of Seelos Common Stock set forth opposite such Buyer's name in column (4) of the Schedule of Buyers attached hereto (which aggregate amount for all Buyers shall be 1,187,336) (the "Additional Common Shares" and together with the Initial Common Shares, the "Common Shares"), which shall be issued in escrow to Wilmington Trust N.A. acting as escrow agent (the "Escrow Agent") in accordance with those certain escrow agreements by and among each Buyer, on the one hand, and Seelos, Apricus and the Escrow Agent on the other hand, in the form attached hereto as Exhibit A (collectively, the "Securities Escrow Agreement") and which shall be delivered from time to time to the Buyers pursuant to the terms and conditions set forth in this Agreement.
C.    In addition, Apricus hereby agrees to issue to each Buyer, upon the terms and conditions stated in this Agreement (i) warrants, in the form attached hereto as Exhibit B-1 (the "Series A Warrants"), representing the right to acquire up to eighty (80%) percent of that number of shares of common stock, par value $0.001 per share (the "Apricus Common Stock"), such Buyer is entitled to receive in exchange for the Common Shares issued pursuant to this Agreement without giving effect to the limitations of Section 1(c)(iv) (such shares issuable upon exercise of the Series A Warrants, collectively, the "Series A Warrant Shares"), and (ii) warrants, in the form attached hereto as Exhibit B-2 (the "Series B Warrants" and, together with the Series A Warrants, the "Warrants"), representing the right to acquire that number of shares of Apricus Common Stock in accordance with its terms and conditions (such shares issuable upon exercise of the Series B Warrants, collectively, the "Series B Warrant Shares" and, together with the Series A Warrant Shares, the "Warrant Shares").

Exhibit 10.1

D.    Contemporaneously with the execution and delivery of this Agreement, the Buyers and Apricus are executing and delivering a Registration Rights Agreement, in the form attached hereto as Exhibit C (the "Registration Rights Agreement"), pursuant to which Apricus has agreed to provide certain registration rights with respect to the Registrable Securities (as defined in the Registration Rights Agreement) under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.
E.    The Common Shares (and, as applicable, the Exchange Shares issued in exchange therefor), the Warrants and the Warrant Shares collectively are referred to herein as the "Securities".
NOW, THEREFORE, Seelos, Apricus and each Buyer hereby agree as follows:
1.    PURCHASE AND SALE OF COMMON SHARES AND WARRANTS.
(a)    Purchase of Initial Common Shares. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 7 and 8 below, (x) Seelos shall issue and sell to each Buyer, and each Buyer severally, but not jointly, agrees to purchase from Seelos on the Closing Date (as defined below), the number of Initial Common Shares as is set forth opposite such Buyer's name in column (3) on the Schedule of Buyers and (y) Seelos shall issue in escrow in the name of the Escrow Agent 1,187,336 shares of Seelos Common Stock (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction occurring after the date hereof) issuable as Additional Common Shares, in accordance with the terms hereof and the Securities Escrow Agreement (the "Closing").
(b)    Closing. The date and time of the Closing (the "Closing Date") shall be 10:00 a.m., New York City time, on a date mutually agreed to by Seelos, Apricus and each Buyer after notification of satisfaction (or waiver) of the conditions to the Closing set forth in Sections 7 and 8 below, at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022. The Closing may also be undertaken remotely by electronic transfer of Closing documentation.
(c)    Issuance of Warrants and Delivery of Additional Common Shares.
(i)    Obligation to Issue Warrants. On the Warrant Closing Date (as defined below), and for no additional consideration, Apricus shall issue to each Buyer (x) Series A Warrants to acquire up to eighty (80%) percent of that number of shares of Apricus Common Stock such Buyer has received or is entitled to receive in exchange for the Common Shares pursuant to this Agreement without giving effect to the limitations of Section 1(c)(iv) and (y) Series B Warrants to acquire the Series B Warrant Shares in accordance with its terms and conditions (the "Warrant Closing").

Exhibit 10.1

(ii)    Obligation to Deliver Additional Common Shares. On the date that is three (3) Trading Days immediately after the Warrant Closing Date and/or if Section 1(c)(iv) prevents the delivery of Exchange Shares (as defined in Section 5(d)) issued in exchange of Additional Common Shares to a Buyer, and for no additional consideration, promptly but in any event within five (5) Trading Days of the delivery to Apricus of a notice by such Buyer in the form attached hereto as Exhibit D setting forth such Buyer's election to receive all or any portion of Exchange Shares issued in exchange of the Additional Common Shares such Buyer is entitled to pursuant to this Section 1(c)(ii) if not for Section 1(c)(iv) (a "Capacity Notice") (the third (3rd) Trading Day after the Warrant Closing Date and each fifth (5th) Trading Day immediately following the delivery to Apricus of a Capacity Notice, an "Additional Exchange Shares Delivery Date"), subject to Section 1(c)(iv), Apricus shall, without any additional consideration, cause the Escrow Agent to transfer from the escrow account governed by the Securities Escrow Agreement and deliver by crediting to such Buyer's or its designee's balance account with The Depository Trust Company ("DTC") through its Deposit / Withdrawal At Custodian system, the Additional Common Shares (once exchanged for the Exchange Shares as set forth herein) (as adjusted for stock splits, stock dividends, recapitalizations, reorganizations, reclassification, combinations, reverse stock splits or other similar events occurring after the date hereof and including any securities, cash, rights or other property distributed with respect to such Additional Common Shares or in exchange for such Additional Common Shares), which such Exchange Shares issued in exchange of Additional Common Shares shall be equal to the number (if positive) obtained by subtracting (I) the number of Exchange Shares issued in exchange for the Initial Common Shares purchased by such Buyer on the Closing Date (as adjusted for stock splits, stock dividends, recapitalizations, reorganizations, reclassification, combinations, reverse stock splits or other similar events occurring after the date hereof) from (II) the quotient determined by dividing (x) the aggregate Purchase Price paid by such Buyer on the Closing Date, by (y) eighty percent (80%) of the sum of the Weighted Average Prices (as defined in the Warrants) of the Apricus Common Stock on each of the first three (3) Trading Days (as defined in the Warrants) immediately following the Closing Date (as adjusted for stock splits, stock dividends, recapitalizations, reorganizations, reclassification, combinations, reverse stock splits or other similar events during such period), divided by three (3). On the Warrant Closing Date (as defined below), each Investor Representative (as defined in the applicable Escrow Agreement), Seelos and Apricus shall instruct the Escrow Agent to release to Apricus from the applicable escrow account governed by the Securities Escrow Agreement any Exchange Shares issued in exchange for Additional Common Shares to the extent that the Buyer(s) affiliated with such Investor Representative is not entitled to receive such Exchange Shares pursuant to this Section 1(c)(ii) without giving effect to the limitations under Section 1(c)(iv).
(iii)    Mechanics of Delivery.
(1)    General. Apricus shall be responsible for all fees and expenses of its transfer agent (the "Transfer Agent") and all fees and expenses with respect to the delivery of Exchange Shares issued in exchange of Additional Common Shares and transfer of such shares to each Buyer's or its designee's balance account with DTC, if any. Apricus' obligations to cause the Transfer Agent to deliver and transfer Exchange Shares issued in exchange of Additional Common Shares to the Buyers in accordance with the terms and subject to the conditions hereof and the Securities Escrow Agreement are absolute and

Exhibit 10.1

unconditional, irrespective of any action or inaction by such Buyer to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination. Notwithstanding anything to the contrary contained herein, in no event will any Exchange Shares issued in exchange of Additional Common Shares be delivered with any restrictive legends or any restrictions or limitations on resale by the Buyers. If Apricus and/or the Transfer Agent requires any legal opinions with respect to the delivery of any Exchange Shares issued in exchange of Additional Common Shares without restrictive legends or the removal of any such restrictive legends, Apricus agrees to cause at its expense its legal counsel to issue any such legal opinions. Apricus hereby acknowledges and agrees that the holding period of any Exchange Shares issued in exchange of Additional Common Shares delivered hereunder for purposes of Rule 144 shall be deemed to have commenced on the Closing Date. For purposes of this Agreement, "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.
(2)    Apricus' Failure to Timely Deliver Securities. If Apricus shall fail for any reason or for no reason to credit such Buyer's or its designee's balance account with DTC on the applicable Additional Exchange Shares Delivery Date for such number of Exchange Shares issued in exchange of shares of Apricus Common Stock to which such Buyer is entitled under Section 1(c)(ii) (a "Delivery Failure"), then, in addition to all other remedies available to such Buyer, Apricus shall pay in cash to such Buyer on each day after such Additional Exchange Shares Delivery Date that Apricus shall fail to credit such Buyer's or its designee's balance account with DTC for the number of shares of Apricus Common Stock to which such Buyer is entitled pursuant to Apricus' obligation pursuant to clause (ii) below, an amount equal to 1.5% of the product of (A) the number of Exchange Shares not issued to such Buyer on or prior to the applicable Additional Exchange Shares Delivery Date and to which the Buyer is entitled, and (B) any trading price of the Apricus Common Stock selected by the Buyer in writing as in effect at any time during the period beginning on the applicable Additional Exchange Shares Delivery Date and ending on the date Apricus makes the applicable cash payment, and if on or after such Trading Day such Buyer (or any Person in respect of, or on behalf, of such Buyer) purchases (in an open market transaction or otherwise) shares of Apricus Common Stock related to the applicable Delivery Failure (a "Buy-In"), then, in addition to all other remedies available to such Buyer, Apricus shall, within two (2) Trading Days after such Buyer's request and in such Buyer's discretion, either (i) pay cash to such Buyer in an amount equal to such Buyer's total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Apricus Common Stock so purchased (the "Buy-In Price"), at which point Apricus' obligation to credit such Buyer's or its designee's balance account with DTC for such shares of Apricus Common Stock shall terminate, or (ii) promptly honor its obligation to credit such Buyer's or its designee's balance account with DTC and pay cash to such Buyer in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Apricus Common Stock, multiplied by (B) any trading price of the Apricus Common Stock selected by such Buyer in writing as in effect at any time during the period beginning on the applicable Additional Exchange Shares Delivery Date and ending on the date of such

Exhibit 10.1

delivery and payment under this Section 1(c)(iii)(2). Nothing shall limit any Buyer's right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to Apricus' failure to timely electronically deliver shares of Apricus Common Stock as required pursuant to the terms hereof.
(3)    Charges, Taxes and Expenses.  Issuance of the Additional Common Shares to the Escrow Agent and subsequent delivery of the Exchange Shares issued in exchange thereof to the Buyers shall be made without charge to the Buyers for any issue or transfer tax or other incidental expense in respect of such issuance and transfer, all of which taxes (other than the Buyers' income taxes) and expenses shall be paid by Apricus, and the Exchange Shares issued in exchange of such Additional Common Shares shall be delivered in the name of the respective Buyer or in such name or names as may be directed by the respective Buyer.
(4)    Closing of Books.  Neither Seelos nor Apricus will close its stockholder books or records in any manner which prevents the timely exercise of such Buyer's rights with respect to the Exchange Shares issued in exchange of the Additional Common Shares.
(iv)    Blocker. Notwithstanding anything to the contrary contained herein, Apricus shall not deliver Exchange Shares issued in exchange of Additional Common Shares, and no Buyer shall have the right to receive Exchange Shares issued in exchange of Additional Common Shares, and any such delivery shall be null and void and treated as if never made, to the extent that after giving effect to such delivery, such Buyer together with its other Attribution Parties (as defined in the Warrants) would beneficially own in excess of such percentage corresponding to the checked box on such Buyer's signature page attached hereto (the "Maximum Percentage") of the number of shares of Apricus Common Stock outstanding immediately after giving effect to such delivery. For purposes of the foregoing sentence, the aggregate number of shares of Apricus Common Stock beneficially owned by such Buyer and the other Attribution Parties shall include the number of shares of Apricus Common Stock held by such Buyer and all other Attribution Parties plus the number of Exchange Shares issued in exchange of Additional Common Shares delivered to such Buyer pursuant to Section 1(c) hereof with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Apricus Common Stock which would be issuable upon (i) exercise of the remaining, unexercised portion of the Warrants beneficially owned by such Buyer or any of the other Attribution Parties and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of Apricus beneficially owned by such Buyer or any of the other Attribution Parties (including, without limitation, any convertible notes or convertible preferred stock or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein. For purposes of this Section 1(c)(iv), beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"). For purposes of determining the number of outstanding shares of Apricus Common Stock that the Buyers may receive without exceeding the Maximum Percentage, the Buyers may rely on the number of outstanding shares of Apricus Common Stock as reflected in (1) Apricus' most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form

Exhibit 10.1

8-K or other public filing with the SEC, as the case may be, (2) a more recent public announcement by Apricus or (3) any other written notice by Apricus or the Transfer Agent setting forth the number of shares of Apricus Common Stock outstanding (the "Reported Outstanding Share Number"). If at any time Apricus receives a Capacity Notice from such Buyer the actual number of outstanding shares of Apricus Common Stock is less than the Reported Outstanding Share Number, Apricus shall promptly notify the Buyers in writing of the number of shares of Common Stock then outstanding and, to the extent that such Capacity Notice would otherwise cause a Buyer's beneficial ownership, as determined pursuant to this Section 1(c)(iv), to exceed the Maximum Percentage, such Buyer must notify Apricus of a reduced number of Exchange Shares issued in exchange of Additional Common Shares to be delivered pursuant to such Capacity Notice (the number of shares by which such purchase is reduced, the "Reduction Shares"). For any reason at any time, upon the written or oral request of a Buyer, Apricus shall within two (2) Business Days confirm orally and in writing or by electronic mail to such Buyer the number of shares of Apricus Common Stock then outstanding. In any case, the number of outstanding shares of Apricus Common Stock shall be determined after giving effect to the conversion or exercise of securities of Apricus, including the Warrants held by each Buyer and the other Attribution Parties since the date as of which the Reported Outstanding Share Number was reported. In the event that the delivery of Exchange Shares issued in exchange of Additional Common Shares to such Buyer results in such Buyer and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Apricus Common Stock (as determined under Section 13(d) of the 1934 Act), the number of shares so delivered by which such Buyer's and the other Attribution Parties' aggregate beneficial ownership exceeds the Maximum Percentage (the "Excess Shares") shall be deemed null and void and shall be cancelled ab initio, and such Buyer shall not have the power to vote or to transfer the Excess Shares. If a Buyer's right to receive Exchange Shares issued in exchange of Additional Common Shares is limited, in whole or in part, by this Section 1(c)(iv), all such Exchange Shares issued in exchange of Additional Common Shares that are so limited shall be held in abeyance for the benefit of such Buyer by the Escrow Agent until the earlier to occur of the fifth (5th) anniversary of the Closing Date and such time as such Buyer notifies Apricus that its right thereto would not result in such Buyer exceeding the Maximum Percentage and Apricus shall promptly but in any event within two (2) Trading Days after the delivery of such Capacity Notice deliver to such Buyer the Exchange Shares issued in exchange of such Additional Common Shares. Upon delivery of a written notice to Apricus, each Buyer may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to Apricus and (ii) any such increase or decrease will apply only to such Buyer and the other Attribution Parties and not to any of the other Buyers that is not an Attribution Party of such Buyer. For purposes of clarity, the Exchange Shares issued in exchange of the Additional Common Shares deliverable pursuant to the terms hereof in excess of the Maximum Percentage shall not be deemed to be beneficially owned by such Buyer for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the 1934 Act. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 1(c)(iv) to the extent necessary to correct this paragraph or any portion of this paragraph which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 1(c)(iv) or to make changes or supplements necessary or desirable to properly give effect to such limitation.

Exhibit 10.1

The limitation contained in this paragraph may not be waived and shall apply to a successor of such Buyer.
(d)    Warrant Closing. The time of the Warrant Closing shall be 10:00 a.m., New York City time on the fifth (5th) Trading Day immediately following the Closing Date (the "Warrant Closing Date"), at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022. The Warrant Closing may also be undertaken remotely by electronic transfer of Warrant Closing documentation.
(e)    Purchase Price. The purchase price for the Common Shares and the related Warrants to be purchased by each Buyer pursuant to this Agreement shall be the amount set forth opposite such Buyer's name in column (5) of the Schedule of Buyers (the "Purchase Price").
(f)    Form of Payment. On the Closing Date, (i) each Buyer shall pay its respective Purchase Price (less, in the case of [ ] (the "Lead Investor"), any amounts withheld pursuant to Section 5(h)) to Seelos for the Common Shares and the Warrants to be issued and sold to such Buyer pursuant to this Agreement by wire transfer of immediately available funds in accordance with Seelos' written wire instructions and (ii) Seelos shall deliver to each Buyer the number of Initial Common Shares such Buyer is purchasing as is set forth opposite such Buyer's name in column (3) of the Schedule of Buyers. On the Warrant Closing Date, Apricus shall deliver to each Buyer (x) a Series A Warrant pursuant to which such Buyer shall have the right to acquire such number of Series A Warrant Shares such Buyer is entitled to receive pursuant to this Agreement without giving effect to the limitations of Section 1(c)(iv) and (y) a Series B Warrant pursuant to which such Buyer shall have the right to acquire Series B Warrant Shares in accordance with its terms and conditions, in each case duly executed on behalf of Apricus and registered in the name of such Buyer or its designee.
2.        BUYER'S REPRESENTATIONS AND WARRANTIES. Each Buyer, severally and not jointly, represents and warrants with respect to only itself to each of Seelos and Apricus that:
(a)        No Public Sale or Distribution. Such Buyer is (i) acquiring the Common Shares and the Warrants and (ii) upon exercise of the Warrants (other than pursuant to a Cashless Exercise (as defined in the Warrants)) will acquire the Warrant Shares issuable upon exercise of the Warrants, for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, such Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act. Such Buyer is acquiring the Securities hereunder in the ordinary course of its business. Such Buyer does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.
(b)        Accredited Investor Status; No Disqualification Events. Such Buyer is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D. To the extent such Buyer is a beneficial owner of 10% or more of Apricus Common Stock as of the date hereof or as of the Closing Date, none of (i) such Buyer, (ii) any of such Buyer's directors, executive officers,

Exhibit 10.1

other officers that may serve as a director or officer of any company in which it invests, general partners or managing members, or (iii) any beneficial owner of Seelos' or Apricus' voting equity securities (in accordance with Rule 506(d) of the Securities Act) held by such Buyer is subject to any Disqualification Event, except for Disqualification Events covered by Rule 506(d)(2) or (d)(3) under the Securities Act and disclosed reasonably in advance of the Closing in writing in reasonable detail to Seelos and Apricus.
(c)        Reliance on Exemptions. Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that Seelos and Apricus are relying in part upon the truth and accuracy of, and such Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities.
(d)        Information. Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of Seelos and Apricus and materials relating to the offer and sale of the Securities that have been requested by such Buyer. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of Seelos and Apricus. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer's right to rely on Seelos' and Apricus' representations and warranties contained herein. Such Buyer understands that its investment in the Securities involves a high degree of risk. Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities. Such Buyer acknowledges and agrees that neither the Placement Agent nor any Affiliate of the Placement Agent has provided such Buyer with any information or advice with respect to the Securities nor is such information or advice necessary or desired.  Neither the Placement Agent nor any Affiliate has made or makes any representation as to the Company or the quality of the Securities and the Placement Agent and any Affiliate may have acquired non-public information with respect to the Company which such Buyer agrees need not be provided to it.  In connection with the issuance of the Securities to such Buyer, neither the Placement Agent nor any of its Affiliates has acted as a financial advisor or fiduciary to such Buyer.
(e)        No Governmental Review. Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.
(f)        Transfer or Resale. Such Buyer understands that except as provided in the Registration Rights Agreement: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) subject to Section 1(c)(iii)(1) such Buyer shall have delivered to Apricus an opinion of counsel, in a form reasonably acceptable to Apricus, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred

Exhibit 10.1

pursuant to an exemption from such registration, or (C) such Buyer provides Apricus with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the 1933 Act, as amended, (or a successor rule thereto) (collectively, "Rule 144"); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither Apricus nor any other Person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder; provided, however, that the Common Shares will be exchanged on the Closing Date for shares of Apricus Common Stock registered under the 1933 Act pursuant to the registration statement on Form S-4 filed by Apricus (File No. 333-227166) (as amended from time to time, the "Form S-4"). Notwithstanding the foregoing, the Securities may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities and such pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Buyer effecting a pledge of Securities shall be required to provide Apricus with any notice thereof or otherwise make any delivery to Apricus pursuant to this Agreement or any other Transaction Document (as defined in Section 4(b)), including, without limitation, this Section 2(f).
(g)        Legends. Such Buyer understands that the certificates or other instruments representing the Common Shares and the Warrants and, until such time as the exchange or resale of the Common Shares and the Warrant Shares have been registered under the 1933 Act as contemplated by the Registration Rights Agreement or the Form S-4, as applicable, the stock certificates representing the Securities, except as set forth below, shall bear a restrictive legend in the following form (and a stop-transfer order may be placed against transfer of such stock certificates):
[NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN][THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL SELECTED BY THE HOLDER, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID

Exhibit 10.1

ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.
The legend set forth above shall be removed and Apricus shall issue a certificate without such legend to the holder of the Securities upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at DTC, if (i) such Securities are registered for resale under the 1933 Act or exchanged for other securities in a transaction registered under the 1933 Act, (ii) in connection with a sale, assignment or other transfer, except as provided in Section 1(c)(iii)(1), such holder provides Apricus with an opinion of counsel, in a form reasonably acceptable to Apricus, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the 1933 Act, or (iii) the Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A. Apricus shall be responsible for the fees of its transfer agent and all DTC fees associated with such issuance. If Apricus shall fail for any reason or for no reason to issue to the holder of the Securities within two (2) Trading Days (as defined in the Warrants) after the occurrence of any of (i) through (iii) above (the initial date of such occurrence, the "Legend Removal Date" and such failure, a "Legend Removal Failure"), a certificate without such legend to such holder or to issue such Securities to such holder by electronic delivery at the applicable balance account at DTC, then, in addition to all other remedies available to such holder, Apricus shall pay in cash to such holder on each day after the second Trading Day after the Legend Removal Date and during such Legend Removal Failure an amount equal to 1.5% of the product of (i) the number of shares represented by such certificate, and (ii) any trading price of the Apricus Common Stock selected by the holder in writing as in effect at any time during the period beginning on the applicable Legend Removal Date and ending on the date Apricus makes the applicable cash payment, and if on or after such Trading Day the holder purchases (in an open market transaction or otherwise) Apricus Common Stock relating to the applicable Legend Removal Failure (a "Legend Buy-In"), then Apricus shall, within two (2) Trading Days after the holder's request and in the holder's discretion, either (i) pay cash to the holder in an amount equal to the holder's total purchase price (including brokerage commissions, if any) for the Apricus Common Stock so purchased (the "Legend Buy-In Price"), at which point the obligation of Apricus to deliver such unlegended Securities shall terminate, or (ii) promptly honor its obligation to deliver to the holder such unlegended Securities as provided above and pay cash to the holder in an amount equal to the excess (if any) of the Legend Buy-In Price over the product of (A) such number of shares of Apricus Common Stock, times (B) any trading price of the Apricus Common Stock selected by the Holder in writing as in effect at any time during the period beginning on the applicable Legend Removal Date and ending on the date Apricus makes the applicable cash payment. Apricus shall be responsible for the fees of its transfer agent and all DTC fees associated with such issuance. The holder of a Warrant shall not be required to deliver the original Warrant in order to effect an exercise thereunder, nor shall any ink-original signature or medallion guarantee (or other type of guarantee or notarization) with respect to any Exercise Notice (as defined in the Warrants) be required.
(h)        Validity; Enforcement. This Agreement and the other Transaction Documents to which such Buyer is a party have been duly and validly authorized, executed and delivered on

Exhibit 10.1

behalf of such Buyer and shall constitute the legal, valid and binding obligations of such Buyer enforceable against such Buyer in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.
(i)        No Conflicts. The execution, delivery and performance by such Buyer of this Agreement and the other Transaction Documents to which such Buyer is a party and the consummation by such Buyer of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Buyer or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Buyer to perform its obligations hereunder.
3.        REPRESENTATIONS AND WARRANTIES OF SEELOS.
Seelos represents and warrants to each of the Buyers that, as of the date hereof and as of the Closing Date:
(a)        Organization and Qualification. Seelos is an entity duly organized and validly existing and in good standing under the laws of the state of Delaware, and has the requisite power and authorization to own its properties and to carry on its business as now being conducted and as presently proposed to be conducted. Seelos is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Seelos Material Adverse Effect. As used in this Agreement, "Seelos Material Adverse Effect" means any material adverse effect on the business, properties, assets, liabilities, operations, results of operations, condition (financial or otherwise) or prospects of Seelos, individually or taken as a whole, or on the transactions contemplated hereby or on the other Seelos Transaction Documents or by the agreements and instruments to be entered into in connection herewith or therewith, or on the authority or ability of Seelos to perform any of its obligations under any of the Seelos Transaction Documents (as defined below). Seelos does not, directly or indirectly, own any of the capital stock or hold an equity or similar interest in any entity.
(b)        Authorization; Enforcement; Validity. Seelos has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Securities Escrow Agreement and each of the other agreements entered into by Seelos in connection with the transactions contemplated by this Agreement (collectively, the "Seelos Transaction Documents") and to issue the Common Shares in accordance with the terms hereof and thereof. The execution and delivery of this Agreement and the other Seelos Transaction Documents by Seelos and the consummation by Seelos of the transactions contemplated hereby and thereby, including, without

Exhibit 10.1

limitation, the issuance of the Common Shares, have been duly authorized by Seelos' Board of Directors and (other than the filing of a Form D with the SEC and any other filings as may be required by any state securities agencies), except as disclosed in Schedule 3(b), no further filing, consent or authorization is required by Seelos, its Board of Directors or its stockholders. This Agreement and the other Seelos Transaction Documents have been duly executed and delivered by Seelos, and constitute the legal, valid and binding obligations of Seelos, enforceable against Seelos in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.
(c)        Issuance of Common Shares. The issuance of the Common Shares is duly authorized and, upon issuance in accordance with the terms of the Seelos Transaction Documents, the Common Shares shall be validly issued and free from all preemptive or similar rights (except for those which have been validly waived prior to the date hereof), taxes, liens and charges and other encumbrances with respect to the issue thereof and the Common Shares shall be fully paid and nonassessable with the holders being entitled to all rights accorded to a holder of Seelos Common Stock. Assuming the accuracy of each of the representations and warranties set forth in Section 3 of this Agreement, the offer and issuance by Seelos of the Common Shares is exempt from registration under the 1933 Act.
(d)        No Conflicts. Except as disclosed in Schedule 3(d), the execution, delivery and performance of the Seelos Transaction Documents by Seelos and the consummation by Seelos of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Common Shares) will not (i) result in a violation of the Certificate of Incorporation (as defined below) or Seelos Bylaws (as defined below) or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which Seelos is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and regulations) and including all applicable foreign, federal, state laws, rules and regulations) applicable to Seelos or by which any property or asset of Seelos is bound or affected, except, in the case of clauses (ii) and (iii) above, as would not have or reasonably be expected to result in a Seelos Material Adverse Effect.
(e)        Consents. Except as disclosed in Schedule 3(e), Seelos is not required to obtain any consent from, authorization or order of, or make any filing or registration with (other than the filing of a Form D with the SEC and any other filings as may be required by any state securities agencies), any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Seelos Transaction Documents, in each case, in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which Seelos is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the Closing Date (or in the case of filings detailed above, will be made timely after the Closing Date).

Exhibit 10.1

(f)        Acknowledgment Regarding Buyer's Purchase of Securities. Seelos acknowledges and agrees that each Buyer is acting solely in the capacity of an arm's length purchaser with respect to the Seelos Transaction Documents and the transactions contemplated hereby and thereby and that no Buyer is (i) an officer or director of Seelos, (ii) an "affiliate" of Seelos (as defined in Rule 144) or (iii) to the knowledge of Seelos, a "beneficial owner" of more than 10% of the Seelos Common Stock (as defined for purposes of Rule 13d-3 of the 1934 Act). Seelos further acknowledges that no Buyer is acting as a financial advisor or fiduciary of Seelos (or in any similar capacity) with respect to the Seelos Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Buyer or any of its representatives or agents in connection with the Seelos Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer's purchase of the Securities. Seelos further represents to each Buyer that Seelos' decision to enter into the Seelos Transaction Documents has been based solely on the independent evaluation by Seelos and its representatives.
(g)        No General Solicitation; Placement Agent's Fees. Neither Seelos, nor its affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. Seelos shall be responsible for the payment of any placement agent's fees, financial advisory fees, or brokers' commissions (other than for Persons engaged by any Buyer or its investment advisor) relating to or arising out of the transactions contemplated hereby, including, without limitation, placement agent fees payable to ROTH Capital Partners, LLC (the "Placement Agent") in connection with the sale of the Securities. Seelos shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, attorney's fees and out-of-pocket expenses) arising in connection with any such claim. Seelos acknowledges that it has engaged the Placement Agent in connection with the sale of the Securities. Other than the Placement Agent, Seelos has not engaged any placement agent or other agent in connection with the offer or sale of the Securities.
(h)        No Integrated Offering. Neither Seelos, nor any of its affiliates, nor any Person acting on its behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of any of the Securities under the 1933 Act, whether through integration with prior offerings or otherwise, or cause this offering of the Securities to require approval of stockholders of Seelos for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of Seelos or Apricus are listed or designated for quotation. Neither Seelos nor its affiliates nor any Person acting on their behalf will take any action or steps that would require registration of the issuance of any of the Securities under the 1933 Act (other than pursuant to the Registration Rights Agreement) or cause the offering of any of the Securities to be integrated with other offerings for purposes of any such applicable stockholder approval provisions.
(i)        Application of Takeover Protections; Rights Agreement. Seelos and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, interested stockholder, business combination, poison pill (including, without limitation, any distribution under a rights agreement) or other similar anti-takeover provision under the

Exhibit 10.1

Certificate of Incorporation, Seelos Bylaws or other organizational documents or the laws of the jurisdiction of its formation which is or could become applicable to any Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, Seelos' issuance of the Common Shares and any Buyer's ownership of the Securities. Seelos and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Seelos Common Stock or a change in control of Seelos.
(j)        S-4; Financial Statements. As of the dates of the filing of the Form S-4, including any amendments thereto, the sections of the Form S-4 titled "Risk Factors—Risks Related to Seelos," "Risk Factors—Risks Related to Seelos' Intellectual Property," "Seelos Business," "Seelos Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Principal Stockholders of Seelos," at the time the Form S-4 or such amendment thereto was filed with the SEC, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of each filing date of the Form S-4 or any amendment thereto, the financial statements of Seelos included in the Form S-4 complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with U.S. generally accepted accounting principles ("GAAP"), consistently applied during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of Seelos as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material, either individually or in the aggregate). No other information provided by or on behalf of Seelos or Apricus relating to Seelos to any of the Buyers which is not included in the Form S-4 (including, without limitation, information referred to in Section 2(d) of this Agreement or in the disclosure schedules to this Agreement) contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.
(k)        Absence of Certain Changes. Except as disclosed in Schedule 3(k)(i), since December 31, 2017, there has been no material adverse change and no material adverse development in the business, assets, liabilities, properties, operations, condition (financial or otherwise), results of operations or prospects of Seelos. Except as disclosed in Schedule 3(k)(ii), since December 31, 2017, Seelos has not (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, in excess of $100,000 outside of the ordinary course of business or (iii) had capital expenditures, individually or in the aggregate, in excess of $100,000. Seelos has not taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does Seelos have any knowledge or reason to believe that any of its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. Seelos is not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the

Exhibit 10.1

Closing, will not be Insolvent (as defined below). For purposes of this Agreement, "Insolvent" means, with respect to any Person, (i) the present fair saleable value of such Person's assets is less than the amount required to pay such Person's total Indebtedness (as defined below), (ii) such Person is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) such Person intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) such Person has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.
(l)        No Undisclosed Events, Liabilities, Developments or Circumstances. No event, liability, development or circumstance has occurred or exists, or is contemplated to occur with respect to Seelos or its business, properties, prospects, operations or financial condition, that would be required to be disclosed by Seelos under applicable securities laws on a registration statement on Form S-1 filed with the SEC relating to an issuance and sale by Seelos of Seelos Common Stock and which has not been publicly announced.
(m)        Conduct of Business; Regulatory Permits. Seelos is not in violation of any term of or in default under its Certificate of Incorporation, any certificate of designations, preferences or rights of any other outstanding series of preferred stock of Seelos or Seelos Bylaws. Seelos is not in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to Seelos, and Seelos will not conduct its business in violation of any of the foregoing, except in all cases for possible violations which would not, individually or in the aggregate, reasonably be expected to have a Seelos Material Adverse Effect. Seelos possesses all certificates, authorizations and permits issued by the appropriate foreign, federal or state regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Seelos Material Adverse Effect, and Seelos has not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit. Without limiting the generality of the foregoing, except as set forth in Schedule 3(m), Seelos has no knowledge of any facts or circumstances that would reasonably lead to delisting or suspension of the Apricus Common Stock by the Nasdaq Capital Market (the "Principal Market") in the foreseeable future.
(n)        Foreign Corrupt Practices. Neither Seelos, nor any director, officer, agent, employee or other Person acting on behalf of Seelos has, in the course of its actions for, or on behalf of, Seelos (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.
(o)        Sarbanes-Oxley Act. Seelos is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002, as amended, that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof.

Exhibit 10.1

(p)     Transactions With Affiliates. Except as set forth in Schedule 3(p), none of the officers, directors or employees of Seelos is presently a party to any transaction with Seelos (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Seelos, any corporation, partnership, trust or other Person in which any such officer, director, or employee has a substantial interest or is an employee, officer, director, trustee or partner.
(q)        Equity Capitalization. As of the date hereof, the authorized capital stock of Seelos consists of 10,000,000 shares of Seelos Common Stock, of which as of the date hereof, 4,000,000 are issued and outstanding, 2,000,000 shares are reserved for issuance pursuant to Seelos' stock option and purchase plans and 40,000 shares are reserved for issuance pursuant to securities exercisable or exchangeable for, or convertible into Seelos Common Stock. No Seelos Common Stock is held in treasury. All of such outstanding shares are duly authorized and have been, or upon issuance will be, validly issued and are fully paid and nonassessable. (i) Except as disclosed in Schedule 3(q)(i), hereto, none of Seelos' capital stock is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by Seelos; (ii) except as disclosed in Schedule 3(q)(ii), there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of Seelos, or contracts, commitments, understandings or arrangements by which Seelos is or may become bound to issue additional capital stock of the Seelos or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of Seelos; (iii) except as disclosed in Schedule 3(q)(iii), there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of Seelos or by which Seelos is or may become bound; (iv) except as disclosed in Schedule 3(q)(iv), there are no financing statements securing obligations in any amounts filed in connection with Seelos; (v), except as disclosed in Schedule 3(q)(v), there are no agreements or arrangements under which Seelos is obligated to register the sale of any of their securities under the 1933 Act; (vi) except as disclosed in Schedule 3(q)(vi), there are no outstanding securities or instruments of Seelos which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which Seelos is or may become bound to redeem a security of Seelos; (vii) except as disclosed in Schedule 3(q)(vii), there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; (viii) except as disclosed in Schedule 3(q)(viii), Seelos has no stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement; and (ix) except as disclosed in Schedule 3(q)(ix), Seelos has no liabilities or obligations, other than those incurred in the ordinary course of Seelos' respective businesses and which, individually or in the aggregate, do not or could not have a Seelos Material Adverse Effect. True, correct and complete copies of Seelos' certificate of incorporation, as amended and as in effect on the date hereof (the "Certificate of Incorporation"), and Seelos' bylaws, as amended and as in effect on the date hereof (the "Seelos Bylaws"), and the terms of all securities convertible into, or exercisable or exchangeable for, Seelos Common Stock and the material rights of the holders thereof in respect thereto shall be provided to the Buyers on the Closing Date.

Exhibit 10.1

(r)        Indebtedness and Other Contracts. Seelos, (i) except as disclosed in Schedule 3(r)(i), has no outstanding Indebtedness (as defined below), (ii) except as disclosed in Schedule 3(r)(ii), is not a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument would reasonably be expected to result in a Seelos Material Adverse Effect, (iii) except as disclosed in Schedule 3(r)(iii), is not in violation of any term of, or in default under, any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Seelos Material Adverse Effect, or (iv) except as disclosed in Schedule 3(r)(iv), is not a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of Seelos' officers, has or is expected to have a Seelos Material Adverse Effect. Schedule 3(r) provides a detailed description of the material terms of such outstanding Indebtedness. For purposes of this Agreement: (x) "Indebtedness" of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, "capital leases" in accordance with GAAP, consistently applied during the periods involved) (other than trade payables entered into in the ordinary course of business consistent with past practice), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, claim, lien, tax, right of first refusal, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; and (y) "Contingent Obligation" means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, capital lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.
(s)        Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of Seelos, threatened against or affecting Seelos, the Seelos Common Stock or any of Seelos' officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such, except as set forth in Schedule 3(s). The matters set forth in Schedule 3(s) would not reasonably be expected to have a Seelos Material Adverse Effect.

Exhibit 10.1

(t)        Insurance. Seelos is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of Seelos believes to be prudent and customary in the businesses in which Seelos is engaged. Seelos has not been refused any insurance coverage sought or applied for and Seelos has no reason to believe that it will be unable to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Seelos Material Adverse Effect.
(u)        Employee Relations. Seelos is not a party to any collective bargaining agreement or employs any member of a union. Seelos believes that its relations with its employees are good. No executive officer (as defined in Rule 501(f) promulgated under the 1933 Act) or other key employee of Seelos has notified Seelos that such officer intends to leave Seelos or otherwise terminate such officer's employment with Seelos. No executive officer or other key employee of Seelos is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer or other key employee (as the case may be) does not subject Seelos to any liability with respect to any of the foregoing matters. Seelos is in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Seelos Material Adverse Effect.
(v)        Title. Seelos has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by it which is material to the business of Seelos, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by Seelos. Any real property and facilities held under lease by Seelos is held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by Seelos.
(w)        Intellectual Property Rights. Seelos owns or possesses adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, original works of authorship, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights and all applications and registrations therefor ("Intellectual Property Rights") necessary to conduct its business as now conducted. Each of patents owned by Seelos is listed on Schedule 3(w)(i). Except as set forth in Schedule 3(w)(ii), none of Seelos' Intellectual Property Rights have expired, terminated or been abandoned, or are expected to expire, terminate or be abandoned, within three years from the date of this Agreement. Seelos has no knowledge of any infringement by Seelos of Intellectual Property Rights of others. There is no claim, action or proceeding being made or brought, or to the knowledge of Seelos, being threatened, against Seelos regarding its Intellectual Property Rights. Seelos is not aware of any facts or circumstances which might give rise to any of the foregoing infringements or

Exhibit 10.1

claims, actions or proceedings. Seelos has taken reasonable security measures to protect the secrecy, confidentiality and value of all of its Intellectual Property Rights that have been developed by Seelos.
(x)        Environmental Laws. Seelos (A) is in compliance with all Environmental Laws (as defined below), (B) has received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (C) is in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (A), (B) and (C), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Seelos Material Adverse Effect. The term "Environmental Laws" means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, "Hazardous Materials") into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.
(y)    Tax Status. Seelos (i) has timely or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has timely paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of Seelos know of no basis for any such claim.
(z)    Internal Accounting. Seelos maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, consistently applied during the periods involved and applicable law, and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. Except as set forth in Schedule 3(z), during the twelve months prior to the date hereof Seelos has not received any notice or correspondence from any accountant relating to any material weakness in any part of the system of internal accounting controls of Seelos.
(aa)    Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between Seelos and an unconsolidated or other off balance sheet entity that would be reasonably likely to have a Seelos Material Adverse Effect.

Exhibit 10.1

(bb)    Investment Company Status. Seelos is not, and upon consummation of the sale of the Securities, will not be, an "investment company," an affiliate of an "investment company," a company controlled by an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.
(cc)    Acknowledgement Regarding Buyers' Trading Activity. Seelos acknowledges and agrees that (i) none of the Buyers has been asked to agree, nor has any Buyer agreed, to desist from purchasing or selling, long and/or short, securities of Seelos or Apricus, or "derivative" securities based on securities issued by Seelos or Apricus or to hold the Securities for any specified term; (ii) any Buyer, and counter-parties in "derivative" transactions to which any such Buyer is a party, directly or indirectly, presently may have a "short" position in the Seelos Common Stock or Apricus Common Stock and (iii) each Buyer shall not be deemed to have any affiliation with or control over any arm's length counter-party in any "derivative" transaction. Seelos further understands and acknowledges that one or more Buyers may engage in hedging and/or trading activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value of the Warrant Shares are being determined and such hedging and/or trading activities, if any, can reduce the value of the existing stockholders' equity interest in Seelos and/or Apricus both at and after the time the hedging and/or trading activities are being conducted. Seelos acknowledges that such aforementioned hedging and/or trading activities do not constitute a breach of this Agreement, the Warrants or any of the documents executed in connection herewith.
(dd)    Manipulation of Price. Seelos has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result, or that could reasonably be expected to cause or result, in the stabilization or manipulation of the price of any security of Seelos or Apricus to facilitate the sale or resale of any of the Securities, (ii) other than the Placement Agent, sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) other than the Placement Agent, paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of Seelos or Apricus.
(ee)    U.S. Real Property Holding Corporation.  Seelos is not, and has never been, a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and Seelos shall so certify upon any Buyer's reasonable request.
(ff)    Transfer Taxes.  On the Closing Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the issuance, sale and transfer of the Securities to be sold to each Buyer hereunder will be, or will have been, fully paid or provided for by Seelos, and all laws imposing such taxes will be or will have been complied with.
(gg)    Bank Holding Company Act. Neither Seelos nor any of its affiliates is subject to the Bank Holding Company Act of 1956, as amended (the "BHCA") and to regulation by the Board of Governors of the Federal Reserve System (the "Federal Reserve"). Neither Seelos nor any of its affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the

Exhibit 10.1

total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither Seelos nor any of its affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.
(hh)    Shell Company Status. Seelos is not, and has never been, an issuer identified in, or subject to, Rule 144(i)(1) of the 1933 Act.
(ii)    Compliance with Anti-Money Laundering Laws. The operations of Seelos are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and all other applicable U.S. and non-U.S. anti-money laundering laws, rules and regulations, including, but not limited to, those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the United States Bank Secrecy Act, as amended by the USA PATRIOT Act of 2001, and the United States Money Laundering Control Act of 1986 (18 U.S.C. §§1956 and 1957), as amended, as well as the implementing rules and regulations promulgated thereunder, and the applicable money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency or self-regulatory body (collectively, the "Anti-Money Laundering Laws"), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving Seelos with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of Seelos, threatened.
(jj)     No Conflicts with Sanctions Laws. Neither Seelos nor any director, officer, employee, agent, affiliate or other person associated with or acting on behalf of Seelos or any of its affiliates is, or is directly or indirectly owned or controlled by, a Person that is currently the subject or the target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury ("OFAC") or the U.S. Departments of State or Commerce and including, without limitation, the designation as a "Specially Designated National" or on the "Sectoral Sanctions Identifications List", collectively "Blocked Persons"), the United Nations Security Council ("UNSC"), the European Union, Her Majesty's Treasury ("HMT") or any other relevant sanctions authority (collectively, "Sanctions Laws"); neither Seelos, nor any director, officer, employee, agent, affiliate or other person associated with or acting on behalf of Seelos or its affiliates, is located, organized or resident in a country or territory that is the subject or target of a comprehensive embargo or Sanctions Laws prohibiting trade with the country or territory, including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria (each, a "Sanctioned Country"); Seelos maintains in effect and enforces policies and procedures reasonably designed to ensure compliance by Seelos with applicable Sanctions Laws; neither Seelos, nor any director, officer, employee, agent, affiliate or other person associated with or acting on behalf of Seelos or its affiliates, acting in any capacity in connection with the operations of Seelos, conducts any business with or for the benefit of any Blocked Person or engages in making or receiving any contribution of funds, goods or services to, from or for the benefit of any Blocked Person, or deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked or subject to blocking pursuant to any applicable Sanctions Laws; no action of Seelos in connection with (i) the execution, delivery and performance of this Agreement and the other Seelos Transaction Documents, (ii) the issuance and sale of the Securities, or (iii) the

Exhibit 10.1

direct or indirect use of proceeds from the Securities or the consummation of any other transaction contemplated hereby or by the other Seelos Transaction Documents or the fulfillment of the terms hereof or thereof, will result in the proceeds of the transactions contemplated hereby and by the other Seelos Transaction Documents being used, or loaned, contributed or otherwise made available, directly or indirectly, to any joint venture partner or other person or entity, for the purpose of (i) unlawfully funding or facilitating any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions Laws, (ii) unlawfully funding or facilitating any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions Laws. For the past two (2) years, Seelos has not knowingly engaged in and is not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions Laws or with any Sanctioned Country.
(kk)    Anti-Bribery. Seelos has not made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law which violation is required to be disclosed. Neither Seelos, nor any of its affiliates, nor any director, officer, agent, employee or other person associated with or acting on behalf of Seelos, or any of its affiliates, has (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee, to any employee or agent of a private entity with which Seelos does or seeks to do business (a "Private Sector Counterparty") or to foreign or domestic political parties or campaigns, (iii) violated or is in violation of any provision of any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions or any applicable provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended (the "FCPA"), the U.K. Bribery Act 2010, or any other similar law of any other jurisdiction in which Seelos operates its business, including, in each case, the rules and regulations thereunder (the "Anti-Bribery Laws"), (iv) taken, is currently taking or will take any action in furtherance of an offer, payment, gift or anything else of value, directly or indirectly, to any person while knowing that all or some portion of the money or value will be offered, given or promised to anyone to improperly influence official action, to obtain or retain business or otherwise to secure any improper advantage or (v) otherwise made any offer, bribe, rebate, payoff, influence payment, unlawful kickback or other unlawful payment; Seelos has instituted and has maintained, and will continue to maintain, policies and procedures reasonably designed to promote and achieve compliance with the laws referred to in (iii) above and with this representation and warranty; none of Seelos, nor any of its affiliates will directly or indirectly use the proceeds of the convertible securities or lend, contribute or otherwise make available such proceeds to any subsidiary, affiliate, joint venture partner or other person or entity for the purpose of financing or facilitating any activity that would violate the laws and regulations referred to in (iii) above; there are, and have been, no allegations, investigations or inquiries with regard to a potential violation of any Anti-Bribery Laws by Seelos, or its affiliates, or any of their respective current or former directors, officers, employees, stockholders, representatives or agents, or other persons acting or purporting to act on their behalf.

Exhibit 10.1

(ll)    No Additional Agreements. Seelos does not have any agreement or understanding with any Buyer with respect to the transactions contemplated by the Seelos Transaction Documents other than as specified in the Seelos Transaction Documents.
(mm)    Disclosure. Except for discussions specifically regarding the offer and sale of the Securities, Seelos confirms that neither it nor any other Person acting on its behalf has provided any of the Buyers or their agents or counsel with any information that constitutes or could reasonably be expected to constitute material, non-public information concerning Seelos or Apricus, other than the existence of the transactions contemplated by this Agreement and the other Transaction Documents. Seelos understands and confirms that each of the Buyers will rely on the foregoing representations in effecting transactions in securities of Seelos and Apricus. All disclosure provided to the Buyers regarding Seelos, its business and the transactions contemplated hereby, including the schedules to this Agreement, furnished by or on behalf of Seelos is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. All of the written information furnished after the date hereof by or on behalf of Seelos to you pursuant to or in connection with this Agreement and the other Seelos Transaction Documents, taken as a whole, will be true and correct in all material respects as of the date on which such information is so provided and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading. Each press release issued by Seelos during the twelve (12) months preceding the date of this Agreement did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or information exists with respect to Seelos or its or their business, properties, liabilities, prospects, operations (including results thereof) or conditions (financial or otherwise), which, under applicable law, rule or regulation, requires public disclosure at or before the date hereof or announcement by Seelos but which has not been so publicly disclosed. Seelos acknowledges and agrees that no Buyer makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 2.
(nn)    Stock Option Plans. Each stock option granted by Seelos was granted (i) in accordance with the terms of the applicable Seelos stock option plan and (ii) with an exercise price at least equal to the fair market value of the Seelos Common Stock on the date such stock option would be considered granted under GAAP, consistently applied during the periods involved and applicable law. No stock option granted under Seelos' stock option plan has been backdated. Seelos has not knowingly granted, and there is no and has been no Seelos policy or practice to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding Seelos or its financial results or prospects.

Exhibit 10.1

(oo)    No Disagreements with Accountants and Lawyers. There are no material disagreements of any kind presently existing, or reasonably anticipated by Seelos to arise, between Seelos and the accountants and lawyers formerly or presently employed by Seelos and Seelos is current with respect to any fees owed to its accountants and lawyers which could affect Seelos' ability to perform any of its obligations under any of the Seelos Transaction Documents.
(pp)    No Disqualification Events. With respect to Securities to be offered and sold hereunder in reliance on Rule 506(b) under the 1933 Act ("Regulation D Securities"), none of Seelos, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of Seelos participating in the offering hereunder, any beneficial owner of 20% or more of Seelos' outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the 1933 Act) connected with Seelos in any capacity at the time of sale (each, an "Issuer Covered Person" and, together, "Issuer Covered Persons") is subject to any of the "Bad Actor" disqualifications described in Rule 506(d)(1)(i) to (viii) under the 1933 Act (a "Disqualification Event"), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). Seelos has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. Seelos has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Buyers a copy of any disclosures provided thereunder.
(qq)    Other Covered Persons. Seelos is not aware of any Person (other than the Placement Agent) that has been or will be paid (directly or indirectly) remuneration for solicitation of Buyers or potential purchasers in connection with the sale of any Regulation D Securities.
(rr)    Notice of Disqualification Events. The Company will notify the Buyers and the Placement Agent in writing, prior to the Closing Date of (i) any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Issuer Covered Person.
(ss)    Dilutive Effect. Seelos understands and acknowledges that the number of Additional Common Shares issuable pursuant to Section 1(c)(ii) and the number of Warrant Shares issuable pursuant to the terms of the Warrants will increase in certain circumstances. Seelos further acknowledges that its obligation to issue Additional Common Shares pursuant to this Agreement and the obligation of Apricus to issue Warrant Shares pursuant to the terms of the Warrants in accordance with this Agreement and with the Warrants are absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of Seelos or Apricus.
4.        REPRESENTATIONS AND WARRANTIES OF APRICUS.
Apricus represents and warrants to each of the Buyers that, as of the date hereof and as of the Closing Date and as of the Warrant Closing Date:

(a)    Organization and Qualification. Each of Apricus and each of its "Apricus Subsidiaries" (which for purposes of this Agreement means any entity in which Apricus, directly or indirectly, either owns (i) an amount of voting securities or other interests in such entity that is

Exhibit 10.1

sufficient to enable such Person to elect at least a majority of the members of such entity’s board of directors or other governing body or (ii) at least 50% of the outstanding equity, voting, beneficial or financial interests in such entity) are entities duly organized and validly existing and in good standing under the laws of the jurisdictions in which they are formed, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted and as presently proposed to be conducted. Each of Apricus and each of the Apricus Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have an Apricus Material Adverse Effect. As used in this Agreement, "Apricus Material Adverse Effect" means any material adverse effect on the business, properties, assets, liabilities, operations, results of operations, condition (financial or otherwise) or prospects of the Apricus and the Apricus Subsidiaries, individually or taken as a whole, or on the transactions contemplated hereby or on the other Apricus Transaction Documents or by the agreements and instruments to be entered into in connection herewith or therewith, or on the authority or ability of Apricus to perform any of its obligations under any of the Apricus Transaction Documents (as defined below). Apricus has no Apricus Subsidiaries except as set forth in Schedule 4(a). The outstanding shares of capital stock of each of the Apricus Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are owned by Apricus or another Apricus Subsidiary.
(b)        Authorization; Enforcement; Validity. Apricus has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Warrants, the Registration Rights Agreement, the Securities Escrow Agreement, the Irrevocable Transfer Agent Instructions (as defined in Section 6(b)), the Lock-Up Agreements (as defined in Section 8(xii)) and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the "Apricus Transaction Documents" and, together with the Seelos Transaction Documents, the "Transaction Documents") and to issue the Warrants and the Warrant Shares in accordance with the terms hereof and thereof. Except as disclosed in Schedule 4(b), the execution and delivery of this Agreement and the other Apricus Transaction Documents Apricus and the consummation by Apricus of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Warrants and the reservation for issuance and the issuance of the Warrant Shares issuable upon exercise of the Warrants have been duly authorized by Apricus' Board of Directors and (other than the filing with the SEC of one or more Registration Statements (as defined in the Registration Rights Agreement) in accordance with the requirements of the Registration Rights Agreement, a Form D with the SEC and any other filings as may be required by any state securities agencies) no further filing, consent or authorization is required by Apricus, its Board of Directors or its stockholders (other than, as of the date hereof, stockholder consent related to the items in the Form S-4). This Agreement and the other Apricus Transaction Documents have been duly executed and delivered by Apricus, and constitute the legal, valid and binding obligations of Apricus, enforceable against Apricus in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

Exhibit 10.1

(c)        Issuance of Securities. The issuance of the Warrants are duly authorized and, upon issuance in accordance with the terms of the Apricus Transaction Documents, the Warrants shall be validly issued and free from all preemptive or similar rights (except for those which have been validly waived prior to the date hereof), taxes, liens and charges and other encumbrances with respect to the issue thereof. As of the Closing Date, a number of shares of Apricus Common Stock shall have been duly authorized and reserved for issuance which equals the sum of (i) a number of shares of Apricus Common Stock issued and issuable pursuant to the Series A Warrants equal to 300% of the sum of (x) the number of Exchange Shares to be issued in exchange of Initial Common Shares (as adjusted for stock splits, stock dividends, recapitalizations, reorganizations, reclassification, combinations, reverse stock splits or other similar events occurring after the date hereof) and (y) the number of Exchange Shares to be issued in exchange of Additional Common Shares delivered or deliverable to the Buyer without giving effect to any limitation on delivery to the Buyer pursuant to Section 1(c)(iv) of this Agreement (the "Additional Vested Common Shares") (as adjusted for stock splits, stock dividends, recapitalizations, reorganizations, reclassification, combinations, reverse stock splits or other similar events occurring after the applicable date the Additional Vested Common Shares are delivered), delivered or deliverable to the Buyers pursuant to Section 1(c)(ii) and (ii) a number of shares of Common Stock issued and issuable pursuant to the Series B Warrants equal to 300% of the sum of (x) the number of Initial Common Shares (as adjusted for stock splits, stock dividends, recapitalizations, reorganizations, reclassification, combinations, reverse stock splits or other similar events occurring after the date hereof) and (y) the number of Additional Vested Common Shares (as adjusted for stock splits, stock dividends, recapitalizations, reorganizations, reclassification, combinations, reverse stock splits or other similar events occurring after the applicable date the Additional Vested Common Shares are delivered), delivered or deliverable to the Buyers pursuant to Section 1(c)(ii), each without giving effect to any limitation on exercise set forth in the Warrants (the "Required Reserve Amount") (as adjusted for stock splits, stock dividends, recapitalizations, reorganizations, reclassification, combinations, reverse stock splits or other similar events occurring after the date hereof). Upon exercise of the Warrants in accordance with the Warrants, the Warrant Shares when issued will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof other than encumbrances arising under securities laws, with the holders being entitled to all rights accorded to a holder of Apricus Common Stock. Assuming the accuracy of each of the representations and warranties set forth in Section 2 of this Agreement, the offer and issuance by Apricus of the Warrants and the Warrant Shares is exempt from registration under the 1933 Act.
(d)        No Conflicts. Except as disclosed in Schedule 4(d), the execution, delivery and performance of the Apricus Transaction Documents by Apricus and the consummation by Apricus of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Warrants and reservation for issuance and issuance of the Warrant Shares) will not (i) result in a violation of the Articles of Incorporation (as defined below) or Apricus Bylaws (as defined below) or other organizational documents of Apricus or any of the Apricus Subsidiaries, any capital stock of Apricus or any of the Apricus Subsidiaries or the articles of association or bylaws of Apricus or any of the Apricus Subsidiaries or (ii) constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or

Exhibit 10.1

instrument to which Apricus or any of the Apricus Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and regulations and the rules and regulations of the Principal Market and including all applicable foreign, federal, state laws, rules and regulations) applicable to Apricus or any of the Apricus Subsidiaries or by which any property or asset of Apricus or any of the Apricus Subsidiaries is bound or affected; except, in the case of clauses (ii) and (iii) above, as would not have or reasonably be expected to result in an Apricus Material Adverse Effect.
(e)        Consents. Except as disclosed in Schedule 4(e), other than from Seelos pursuant to that certain Agreement and Plan of Merger and Reorganization, dated as of July 30, 2018, among Apricus, Arch Merger Sub, Inc. and Seelos (the "Merger Agreement") and approval of The Nasdaq Stock Market LLC to list additional shares on the Principal Market (in each case, as of the date hereof), Apricus is not required to obtain any consent from, authorization or order of, or make any filing or registration with (other than the filing with the SEC of one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement, a Form D with the SEC and any other filings as may be required by any state securities agencies), any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Apricus Transaction Documents, in each case, in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which Apricus is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the Closing Date (or in the case of filings detailed above, will be made timely after the Closing Date), and Apricus does not have knowledge of any facts or circumstances which are likely to prevent Apricus from effecting any of the registration, application or filings contemplated by the Apricus Transaction Documents. Except as disclosed in Schedule 4(e) or as disclosed in the SEC Documents (as defined below), Apricus is not in violation of the listing requirements of the Principal Market and has no knowledge of any facts or circumstances which would reasonably lead to delisting or suspension of the Apricus Common Stock in the foreseeable future. The issuance by Apricus of the Warrants and Warrant Shares shall not have the effect of delisting or suspending the Apricus Common Stock from the Principal Market.
(f)        Acknowledgment Regarding Buyer's Purchase of Securities. Apricus acknowledges and agrees that each Buyer is acting solely in the capacity of an arm's length purchaser with respect to the Apricus Transaction Documents and the transactions contemplated hereby and thereby and that, unless any such Buyer is disclosed as such the SEC Documents (as defined below), no Buyer is (i) an officer or director of Apricus or any of the Apricus Subsidiaries, (ii) an "affiliate" of Apricus or any of the Apricus Subsidiaries (as defined in Rule 144) or (iii) to the knowledge of Apricus, a "beneficial owner" of more than 10% of the Apricus Common Stock (as defined for purposes of Rule 13d-3 of the 1934 Act). Apricus further acknowledges that no Buyer is acting as a financial advisor or fiduciary of Apricus or any of the Apricus Subsidiaries (or in any similar capacity) with respect to the Apricus Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Buyer or any of its representatives or agents in connection with the Apricus Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer's purchase of the Securities.

Exhibit 10.1

(g)        No General Solicitation. Neither Apricus, nor any of the Apricus Subsidiaries or affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities.
(h)    No Integrated Offering. Assuming the accuracy of the Buyers’ representations and warranties in Section 2 and Seelos' representations and warranties in Section 3, none of Apricus, the Apricus Subsidiaries or any of their affiliates, nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of any of the Securities under the 1933 Act, whether through integration with prior offerings or otherwise, or cause this offering of the Securities to require approval of stockholders of Apricus for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of Apricus are listed or designated for quotation. None of Apricus, the Apricus Subsidiaries, their affiliates nor any Person acting on their behalf will take any action or steps that would require registration of the issuance of any of the Securities under the 1933 Act (other than pursuant to the Registration Rights Agreement) or cause the offering of any of the Securities to be integrated with other offerings for purposes of any such applicable stockholder approval provisions.
(i)    Application of Takeover Protections. Apricus and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti‑takeover provision under Apricus' articles of incorporation (the "Articles of Incorporation") (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Buyers as a result of the Buyers and Apricus fulfilling their obligations or exercising their rights under the Apricus Transaction Documents, including without limitation as a result of Apricus' issuance of the Warrants and Warrant Shares and the Buyers' ownership of the Securities.
(j)        SEC Documents; Financial Statements. Except as disclosed in Schedule 4(j), during the two (2) years prior to the date hereof, Apricus has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof or prior to the Closing Date, and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC Documents"). As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act applicable to Apricus and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of the dates of the filing of the Form S-4, including any amendments thereto, the Form S-4, other than the sections of the Form S-4 titled "Risk Factors—Risks Related to Seelos," "Risk Factors—Risks Related to Seelos' Intellectual Property," "Seelos Business," "Seelos Management's

Exhibit 10.1

Discussion and Analysis of Financial Condition and Results of Operations" and "Principal Stockholders of Seelos," at the time the Form S-4 or such amendment thereto was filed with the SEC, did not contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective filing dates, the financial statements of Apricus included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. As of each filing date of the Form S-4 or any amendment thereto, the financial statements of Apricus included in the Form S-4 complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with GAAP, consistently applied during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of Apricus and the Apricus Subsidiaries as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material, either individually or in the aggregate).
(k)    Material Changes; Undisclosed Events, Liabilities or Developments. Except as set forth on Schedule 4(k)(i), since the date of the latest audited financial statements included within the SEC Documents, except as specifically disclosed in a subsequent SEC Document filed prior to the date hereof or, with respect to the Closing Date, prior to the Closing Date, or, with respect to the Warrant Closing Date, prior to the Warrant Closing Date: (i) there has been no event, occurrence or development that has had or that would reasonably be expected to result in a Apricus Material Adverse Effect, (ii) Apricus has not incurred any liabilities (contingent or otherwise) other than (A) trade accounts payable and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in Apricus' financial statements pursuant to GAAP or disclosed in filings made with the SEC, (iii) Apricus has not altered its method of accounting, (iv) Apricus has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) Apricus has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Apricus stock option plans. Apricus does not have pending before the SEC any request for confidential treatment of information. Except for the issuance of the Securities contemplated by this Agreement or as set forth on Schedule 4(k)(ii), no event, liability, fact, circumstance, occurrence or development has occurred or exists, or is reasonably expected to occur or exist, with respect to Apricus or its Apricus Subsidiaries or their respective businesses, prospects, properties, operations, assets or financial condition, that would be required to be disclosed by Apricus under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one (1) Trading Day prior to the date hereof.
(l)    Regulatory Permits. Apricus and the Apricus Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Documents,

Exhibit 10.1

except where the failure to possess such permits would not reasonably be expected to result in a Apricus Material Adverse Effect ("Material Permits"), and neither Apricus nor any Apricus Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.
(m)     Foreign Corrupt Practices. Neither Apricus nor any Apricus Subsidiary, nor to the knowledge of Apricus or any Apricus Subsidiary, any agent or other person acting on behalf of Apricus or any Apricus Subsidiary, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by Apricus or any Apricus Subsidiary (or made by any person acting on its behalf of which Apricus is aware) which is in violation of law or (iv) violated in any material respect any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended.
(n)    Sarbanes-Oxley; Internal Accounting Controls. Apricus and the Apricus Subsidiaries are in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof and as of the Closing Date. Apricus and the Apricus Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Apricus and the Apricus Subsidiaries have established disclosure controls and procedures (as defined in 1934 Act Rules 13a-15(e) and 15d-15(e)) for Apricus and the Apricus Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by Apricus in the reports it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the SEC's rules and forms. Apricus' certifying officers have evaluated the effectiveness of the disclosure controls and procedures of Apricus and the Apricus Subsidiaries as of the end of the period covered by the most recently filed periodic report under the 1934 Act (such date, the "Evaluation Date"). Apricus presented in its most recently filed periodic report under the 1934 Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the 1934 Act) of Apricus and its Apricus Subsidiaries that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of Apricus or its Apricus Subsidiaries.
(o)    Transactions With Affiliates and Employees. Except as set forth in the SEC Documents, none of the officers or directors of Apricus or any Apricus Subsidiary and, to the knowledge of Apricus, none of the employees of Apricus or any Apricus Subsidiary is presently a party to any transaction with Apricus or any Apricus Subsidiary (other than for services as

Exhibit 10.1

employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of Apricus, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of $120,000 other than for: (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of Apricus and (iii) other employee benefits, including stock option agreements under any stock option plan of Apricus.
(p)    Capitalization. The capitalization of Apricus as of September 30, 2018 is as set forth on Schedule 4(p)(i), which Schedule 4(p)(i) shall also include the number of shares of Apricus Common Stock owned beneficially, and of record, by Affiliates of Apricus as of September 30, 2018. Except as set forth on Schedule 4(p)(ii), Apricus has not issued any capital stock since September 30, 2018, other than pursuant to the exercise of employee stock options under Apricus' stock option plans, the issuance of shares of Apricus Common Stock to employees pursuant to Apricus' employee stock purchase plans, and pursuant to the conversion and/or exercise of Common Stock Equivalents outstanding as of the date of the most recently filed periodic report under the 1934 Act. Except as set forth on Schedule 4(p)(iii), no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Apricus Transaction Documents. Except as a result of the purchase and sale of the Warrants, and except as set forth on Schedule 4(p)(iv), there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire any shares of Apricus Common Stock or the capital stock of any Apricus Subsidiary, or contracts, commitments, understandings or arrangements by which Apricus or any Apricus Subsidiary is or may become bound to issue additional shares of Apricus Common Stock or Common Stock Equivalents or capital stock of any Apricus Subsidiary. The issuance and sale of the Warrants and Warrant Shares will not obligate Apricus or any Apricus Subsidiary to issue shares of Apricus Common Stock or other securities to any Person (other than the Buyers) and will not result in a right of any holder of Apricus securities to adjust the exercise, conversion, exchange or reset price under any of such securities. There are no outstanding securities or instruments of Apricus or any Apricus Subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which Apricus or any Apricus Subsidiary is or may become bound to redeem a security of Apricus or such Apricus Subsidiary. Apricus does not have any stock appreciation rights or "phantom stock" plans or any similar plan or agreement. All of the outstanding shares of capital stock of Apricus are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the board of directors or others is required for the issuance and sale of the Warrants and Warrant Shares. Except as set forth on Schedule 4(p)(v) or as disclosed in the SEC Documents, there are no stockholders agreements, voting agreements or other similar agreements with respect to Apricus' capital stock to which Apricus is a party or, to the knowledge of Apricus, between or among any of Apricus' stockholders. Except as set forth on Schedule 4(p)(vi), there are no securities

Exhibit 10.1

or instruments containing redemption, anti-dilution or similar provisions that will be triggered by the issuance of the Securities or the Merger.
(q)    Compliance. Neither Apricus nor any Apricus Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by Apricus or any Apricus Subsidiary under), nor has Apricus or any Apricus Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree, or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as would not have or reasonably be expected to result in a Apricus Material Adverse Effect.
(r)    Litigation. Except as set forth on Schedule 4(r), there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of Apricus, threatened against or affecting Apricus, any Apricus Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an "Action") which (i) adversely affects or challenges the legality, validity or enforceability of any of the Apricus Transaction Documents or the Securities or (ii) would, if there were an unfavorable decision, have or reasonably be expected to result in a Apricus Material Adverse Effect. Neither Apricus nor any Apricus Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of Apricus, there is not pending or contemplated, any investigation by the SEC involving Apricus or any current or former director or officer of Apricus. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by Apricus or any Apricus Subsidiary under the 1934 Act or the 1933 Act.
(s)    Insurance. Apricus and the Apricus Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which Apricus and the Apricus Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage at least equal to the aggregate Subscription Amount. Except as set forth on Schedule 4(s) or as disclosed in the SEC Documents, neither Apricus nor any Apricus Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.
(t)    Labor Relations. No labor dispute exists or, to the knowledge of Apricus, is imminent with respect to any of the employees of Apricus, which would reasonably be expected to result in a Apricus Material Adverse Effect. None of Apricus' or its Apricus Subsidiaries' employees is a member of a union that relates to such employee's relationship with Apricus or such Apricus

Exhibit 10.1

Subsidiary, and neither Apricus nor any of its Apricus Subsidiaries is a party to a collective bargaining agreement, and Apricus and its Apricus Subsidiaries believe that their relationships with their employees are good. To the knowledge of Apricus, no executive officer of Apricus or any Apricus Subsidiary is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject Apricus or any of its Apricus Subsidiaries to any liability with respect to any of the foregoing matters. Apricus and its Apricus Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance would not, individually or in the aggregate, reasonably be expected to have a Apricus Material Adverse Effect.
(u)    Title to Assets. Apricus and the Apricus Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of Apricus and the Apricus Subsidiaries, in each case free and clear of all liens, except for (i) liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by Apricus and the Apricus Subsidiaries and (ii) liens for the payment of federal, state or other taxes, for which appropriate reserves have been made therefor in accordance with GAAP and the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by Apricus and the Apricus Subsidiaries are held by them under valid, subsisting and enforceable leases with which Apricus and the Apricus Subsidiaries are in compliance.
(v)    Intellectual Property. Apricus and the Apricus Subsidiaries have, or have rights to use, all Intellectual Property Rights as described in the SEC Documents, except where the failure to possess such rights would not reasonably be expected to have a Apricus Material Adverse Effect. Except as set forth on Schedule 4(v) or as disclosed in the SEC Documents, none of, and neither Apricus nor any Apricus Subsidiary has received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement. Neither Apricus nor any Apricus Subsidiary has received, since the date of the latest audited financial statements included within the SEC Documents, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as would not have or reasonably be expected to not have a Apricus Material Adverse Effect. To the knowledge of Apricus, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. Apricus and its Apricus Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so would not, individually or in the aggregate, reasonably be expected to have a Apricus Material Adverse Effect.
(w)     Environmental Laws.    Apricus and its Apricus Subsidiaries (i) are in compliance with all federal, state, local and foreign laws relating to pollution or protection of human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including laws relating to Hazardous Materials into the environment, or otherwise

Exhibit 10.1

relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all Environmental Laws; (ii) have received all permits licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where in each clause (i), (ii) and (iii), the failure to so comply would not reasonably be expected to have, individually or in the aggregate, a Apricus Material Adverse Effect.
(x)    Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Apricus Material Adverse Effect, Apricus and its Apricus Subsidiaries each (i) has made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of Apricus or of any Apricus Subsidiary know of no basis for any such claim.
(y)    Investment Company. Apricus is not, and is not an Affiliate of, and immediately after Seelos’ receipt of payment for the Securities, will not be or be an Affiliate of, an "investment company" within the meaning of the Investment Company Act of 1940, as amended. Apricus shall conduct its business in a manner so that it will not become an "investment company" subject to registration under the Investment Company Act of 1940, as amended.
(z)    Registration Rights. Except as set forth on Schedule 4(z), other than each of the Buyers, no Person has any right to cause Apricus or any Apricus Subsidiary to effect the registration under the 1933 Act of any securities of Apricus or any Apricus Subsidiary.
(aa)    Solvency. Based on the consolidated financial condition of Apricus as of the Closing Date, after giving effect to the receipt by Seelos of the proceeds from the sale of the Securities hereunder: (i) the fair saleable value of Apricus' assets exceeds the amount that will be required to be paid on or in respect of Apricus' existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) Apricus' assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by Apricus, consolidated and projected capital requirements and capital availability thereof, and (iii) the current cash flow of Apricus, together with the proceeds Apricus would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. Apricus does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). Apricus has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing

Exhibit 10.1

Date. Schedule 4(aa) sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of Apricus or any Apricus Subsidiary, or for which Apricus or any Apricus Subsidiary has commitments. For the purposes of this Section 4, "Indebtedness" means (x) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade account payables and accrued expenses incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in Apricus' consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP. Neither Apricus nor any Apricus Subsidiary is in default with respect to any Indebtedness.
(bb)    Acknowledgment Regarding Buyer's Trading Activity. Anything in this Agreement or elsewhere herein to the contrary notwithstanding, it is understood and acknowledged by Apricus that: (i) none of the Buyers has been asked by Apricus to agree, nor has any Buyer agreed, to desist from purchasing or selling, long and/or short, securities of Apricus, or "derivative" securities based on securities issued by Apricus or to hold the Securities for any specified term, (ii) past or future open market or other transactions by any Buyer, specifically including, without limitation, short sales or "derivative" transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of Apricus' publicly-traded securities, (iii) any Buyer, and counter-parties in "derivative" transactions to which any such Buyer is a party, directly or indirectly, may presently have a "short" position in the Apricus Common Stock and (iv) each Buyer shall not be deemed to have any affiliation with or control over any arm's length counter-party in any "derivative" transaction. Apricus further understands and acknowledges that (y) one or more Buyers may engage in hedging activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value of the Warrant Shares deliverable with respect to Securities are being determined, and (z) such hedging activities (if any) could reduce the value of the existing stockholders' equity interests in Apricus at and after the time that the hedging activities are being conducted.  Apricus acknowledges that such aforementioned hedging activities do not constitute a breach of any of the Apricus Transaction Documents.
(cc)    Regulation M Compliance.  Apricus has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of Apricus to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of Apricus.
(dd)    FDA. As to each product subject to the jurisdiction of the U.S. Food and Drug Administration ("FDA") under the Federal Food, Drug and Cosmetic Act, as amended, and the regulations thereunder ("FDCA") that is manufactured, packaged, labeled, tested, distributed, sold, and/or marketed by Apricus or any of its Apricus Subsidiaries (each such product, a "Pharmaceutical Product"), such Pharmaceutical Product is being manufactured, packaged, labeled, tested, distributed, sold and/or marketed by Apricus in compliance with all applicable

Exhibit 10.1

requirements under FDCA and similar laws, rules and regulations relating to registration, investigational use, premarket clearance, licensure, or application approval, good manufacturing practices, good laboratory practices, good clinical practices, product listing, quotas, labeling, advertising, record keeping and filing of reports, except where the failure to be in compliance would not have a Apricus Material Adverse Effect. There is no pending, completed or, to Apricus' knowledge, threatened, action (including any lawsuit, arbitration, or legal or administrative or regulatory proceeding, charge, complaint, or investigation) against Apricus or any of its Apricus Subsidiaries, and none of Apricus or any of its Apricus Subsidiaries has received any notice, warning letter or other communication from the FDA or any other governmental entity, which (i) contests the premarket clearance, licensure, registration, or approval of, the uses of, the distribution of, the manufacturing or packaging of, the testing of, the sale of, or the labeling and promotion of any Pharmaceutical Product, (ii) withdraws its approval of, requests the recall, suspension, or seizure of, or withdraws or orders the withdrawal of advertising or sales promotional materials relating to, any Pharmaceutical Product, (iii) imposes a clinical hold on any clinical investigation by Apricus or any of its Apricus Subsidiaries, (iv) enjoins production at any facility of Apricus or any of its Apricus Subsidiaries, (v) enters or proposes to enter into a consent decree of permanent injunction with Apricus or any of its Apricus Subsidiaries, or (vi) otherwise alleges any violation of any laws, rules or regulations by Apricus or any of its Apricus Subsidiaries, and which, either individually or in the aggregate, would have a Apricus Material Adverse Effect. The properties, business and operations of Apricus have been and are being conducted in all material respects in accordance with all applicable laws, rules and regulations of the FDA.  Except as set forth on Schedule 4(dd) or as Disclosed in the SEC Documents, Apricus has not been informed by the FDA that the FDA will prohibit the marketing, sale, license or use in the United States of any product proposed to be developed, produced or marketed by Apricus nor has the FDA expressed any concern as to approving or clearing for marketing any product being developed or proposed to be developed by Apricus.
(ee)    U.S. Real Property Holding Corporation. Apricus is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and Apricus shall so certify upon any Buyer's request.
(ff)    Form S-3 Eligibility. Apricus is eligible to register the resale of the Warrant Shares for resale by the Buyers on Form S-3 promulgated under the 1933 Act.
(gg)    Bank Holding Company Act. Neither Apricus nor any of its Apricus Subsidiaries or Affiliates is subject to the BHCA and to regulation by the Federal Reserve. Neither Apricus nor any of its Apricus Subsidiaries or Affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither Apricus nor any of its Apricus Subsidiaries or Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.
(hh)    Shell Company Status. Apricus is not, and has never been, an issuer identified in, or subject to, Rule 144(i)(1) of the 1933 Act.

Exhibit 10.1

(ii)    Compliance with Anti-Money Laundering Laws. The operations of Apricus and its Apricus Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Anti-Money Laundering Laws, and no Action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving Apricus or any Apricus Subsidiary with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of Apricus or any Apricus Subsidiary, threatened.
(jj)    Office of Foreign Assets Control. Neither Apricus nor any Apricus Subsidiary nor, to Apricus' knowledge, any director, officer, agent, employee or affiliate of Apricus or any Apricus Subsidiary is currently subject to any U.S. sanctions administered by OFAC.
(kk)    No Additional Agreements. Apricus does not have any agreement or understanding with any Buyer with respect to the transactions contemplated by the Apricus Transaction Documents other than as specified in the Apricus Transaction Documents.
(ll)    Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Apricus Transaction Documents, Apricus confirms that neither it nor any other Person acting on its behalf has provided any of the Buyers or their agents or counsel with any information that it believes constitutes or might constitute material, non-public information. Apricus understands and confirms that the Buyers will rely on the foregoing representation in effecting transactions in securities of Apricus. All of the disclosure furnished by or on behalf of Apricus to the Buyers regarding Apricus and its Apricus Subsidiaries, their respective businesses and the transactions contemplated hereby, including the disclosure schedules to this Agreement, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The press releases disseminated by Apricus during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made and when made, not misleading. Apricus acknowledges and agrees that no Buyer makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 2 hereof.
(mm)    Stock Option Plans. Each stock option granted by Apricus was granted (i) in accordance with the terms of Apricus' stock option plan and (ii) with an exercise price at least equal to the fair market value of the Apricus Common Stock on the date such stock option would be considered granted under GAAP and applicable law. No stock option granted under Apricus' stock option plan has been backdated. Apricus has not knowingly granted, and there is no and has been no Apricus policy or practice to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding Apricus or its Apricus Subsidiaries or their financial results or prospects.
(nn)    No Disqualification Events.  With respect to the Securities to be offered and sold hereunder in reliance on Rule 506 under the 1933 Act, none of Apricus, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of Apricus participating in the offering hereunder, any beneficial owner of 20% or more of Apricus' outstanding voting equity

Exhibit 10.1

securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the 1933 Act) connected with Apricus in any capacity at the time of sale (each, an "Apricus Covered Person" and, together, "Apricus Covered Persons") is subject to a Disqualification Event, except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). Apricus has exercised reasonable care to determine whether any Apricus Covered Person is subject to a Disqualification Event. Apricus has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Buyers a copy of any disclosures provided thereunder.
(oo)    Other Covered Persons. Other than pursuant to the Engagement Letter between Apricus and Canaccord Genuity LLC, dated as of March 22, 2018, Apricus is not aware of any person (other than any Apricus Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Securities.
(pp)    Notice of Disqualification Events. Apricus will notify the Buyers in writing, prior to the Closing Date of (i) any Disqualification Event relating to any Apricus Covered Person and (ii) any event that would, with the passage of time, reasonably be expected to become a Disqualification Event relating to any Apricus Covered Person, in each case of which it is aware.
5.    COVENANTS.
(a)        Commercially Reasonable Efforts. Each party shall use its commercially reasonable efforts timely to satisfy each of the covenants and the conditions to be satisfied by it as provided in Sections 7 and 8 of this Agreement.
(b)        Form D and Blue Sky. Each of Seelos and Apricus agrees to file a Form D with respect to the Common Shares and Warrants, respectively, as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing. Each of Seelos and Apricus shall, on or before the Closing Date, take such action as it shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Buyers at the Closing and the Warrant Closing pursuant to this Agreement under applicable securities or "Blue Sky" laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing Date. Each of Seelos and Apricus shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or "Blue Sky" laws of the states of the United States following the Closing Date.
(c)        Reporting Status. Until the date on which the Investors (as defined in the Registration Rights Agreement) shall have sold all of the Warrant Shares and none of the Warrants are outstanding (the "Reporting Period"), Apricus shall use its commercially reasonable efforts to timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and Apricus shall not terminate its status as an issuer required to file reports under the 1934 Act unless the 1934 Act or the rules and regulations thereunder would no longer require or otherwise permit such termination, and Apricus shall take all actions reasonably necessary to maintain its eligibility to register the Warrant Shares for resale by the Investors on Form S-3 or, if it is ineligible to use Form S-3, on Form S-1.

Exhibit 10.1

(d)     Exchange of Shares.
(i) Immediately following the issuance of the Common Shares on the Closing Date, the Common Shares shall be exchanged for shares of Apricus Common Stock (the "Exchange Shares") on the terms described in the Merger Agreement. Such Exchange Shares shall be delivered to each Buyer by crediting to such Buyer's or its designee's balance account within (i) with respect to the Exchange Shares being issued in exchange of the Initial Common Shares, two (2) Trading Days following the Closing Date and (ii) with respect to the Exchange Shares being issued in exchange of any Additional Common Shares, on the applicable Additional Common Share Delivery Date. Notwithstanding anything to the contrary contained herein, in no event will any Exchange Shares be delivered with any restrictive legends or any restrictions or limitations on resale by the Buyers. If Apricus and/or the Transfer Agent requires any legal opinions with respect to the delivery of any Exchange Shares without restrictive legends or the removal of any such restrictive legends, Apricus agrees to cause at its expense its legal counsel to issue any such legal opinions.
(ii) If Apricus shall fail for any reason or for no reason to credit such Buyer's or its designee's balance account with DTC within two (2) Trading Days following the Closing Date (the "Merger Delivery Date") the applicable Exchange Shares with respect to the Initial Common Shares to which such Buyer is entitled hereunder (a "Merger Delivery Failure"), then, in addition to all other remedies available to such Buyer, Apricus shall pay in cash to such Buyer on each day after such Merger Delivery Date that Apricus shall fail to credit such Buyer's or its designee's balance account with DTC for the number of shares of Apricus Common Stock to which such Buyer is entitled pursuant to the exchange of the Initial Common Shares for Apricus Common Stock pursuant to the Merger, an amount equal to 1.5% of the product of (A) the number of Exchange Shares with respect to the Initial Common Shares not delivered to such Buyer on or prior to the Merger Delivery Date and to which the Buyer is entitled, and (B) any trading price of the Apricus Common Stock selected by the Buyer in writing as in effect at any time during the period beginning on the Merger Delivery Date and ending on the date Apricus makes the applicable cash payment, and if on or after such Trading Day such Buyer (or any Person in respect of, or on behalf, of such Buyer) purchases (in an open market transaction or otherwise) shares of Apricus Common Stock related to the applicable Merger Delivery Failure (a "Merger Buy-In"), then, in addition to all other remedies available to such Buyer, Apricus shall, within two (2) Trading Days after such Buyer's request and in such Buyer's discretion, either (i) pay cash to such Buyer in an amount equal to such Buyer's total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Apricus Common Stock so purchased (the "Merger Buy-In Price"), at which point Apricus' obligation to credit such Buyer's or its designee's balance account with DTC for such shares of Apricus Common Stock shall terminate, or (ii) promptly honor its obligation to credit such Buyer's or its designee's balance account with DTC and pay cash to such Buyer in

Exhibit 10.1

an amount equal to the excess (if any) of the Merger Buy-In Price over the product of (A) such number of shares of Apricus Common Stock, multiplied by (B) any trading price of the Apricus Common Stock selected by such Buyer in writing as in effect at any time during the period beginning on the Merger Delivery Date and ending on the date of such delivery and payment under this Section 5(d)(ii). Nothing shall limit any Buyer's right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to Apricus' failure to timely electronically deliver shares of Apricus Common Stock as required pursuant to the terms hereof.
(e)        Use of Proceeds. Seelos shall use the proceeds from the sale of the Securities for working capital and general corporate purposes and to meet Seelos’ obligations set forth in the Form S-4.
(f)        Financial Information. Apricus agrees to send the following to each Investor (as defined in the Registration Rights Agreement) during the Reporting Period (i) unless the following are filed with the SEC through EDGAR and are available to the public through the EDGAR system, within one (1) Business Day after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K, any Quarterly Reports on Form 10-Q, any Current Reports on Form 8-K (or any analogous reports under the 1934 Act) and any registration statements (other than on Form S‑8) or amendments filed pursuant to the 1933 Act, (ii) unless the following have been widely disseminated by wire service or in one or more newspapers of general circulation, on the same day as the release thereof, facsimile or e-mailed copies of all press releases issued by Apricus, and (iii) unless the following are filed with the SEC through EDGAR and are available to the public through the EDGAR system, copies of any notices and other information made available or given to the stockholders of Apricus generally, contemporaneously with the making available or giving thereof to the stockholders. As used herein, "Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.
(g)        Listing. During the Reporting Period, Apricus shall promptly secure the listing of all of the Exchange Shares and Registrable Securities (as defined in the Registration Rights Agreement) on the Principal Market and shall maintain such listing of all Exchange Shares and Registrable Securities from time to time issuable under the terms of the Transaction Documents. Apricus shall maintain the authorization for quotation of the Apricus Common Stock on the Principal Market or any other Eligible Market (as defined in the Warrants). During the Reporting Period, neither Apricus nor any of the Apricus Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Apricus Common Stock on the Principal Market. Apricus shall pay all fees and expenses in connection with satisfying its obligations under this Section 5(g).
(h)    Fees. Seelos shall reimburse the Lead Investor (a Buyer) or its designee(s) (in addition to any other expense amounts paid to any Buyer or its counsel prior to the date of this Agreement) for all actual, reasonable and documented costs and expenses incurred in connection with the transactions contemplated by the Transaction Documents (including all legal fees and

Exhibit 10.1

disbursements in connection therewith, documentation and implementation of the transactions contemplated by the Transaction Documents and due diligence in connection therewith), which amount may be withheld by such Buyer from its Purchase Price at the Closing to the extent not previously reimbursed by Seelos. Notwithstanding the foregoing, in no event will the fees of counsel of the Lead Investor reimbursed by Seelos pursuant to this Section 5(h) (in addition to any other expense amounts paid to any Buyer or its counsel prior to the date of this Agreement) exceed $100,000 without the prior written approval of Seelos. Seelos shall be responsible for the payment of any placement agent's fees, financial advisory fees, or broker's commissions (other than for Persons engaged by any Buyer) relating to or arising out of the transactions contemplated hereby, including, without limitation, any fees or commissions payable to the Placement Agent and the Escrow Agent. Seelos shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, attorney's fees and out-of-pocket expenses) arising in connection with any claim relating to any such payment. Except as otherwise set forth in the Transaction Documents, each party to this Agreement shall bear its own expenses in connection with the sale of the Securities to the Buyers.
(i)    Pledge of Securities. Each of Seelos and Apricus acknowledges and agrees that the Securities (excluding Securities held in escrow pursuant to the Securities Escrow Agreement) may be pledged by an Investor, at the Investor's sole cost and expense, in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Investor effecting a pledge of Securities shall be required to provide Apricus with any notice thereof or otherwise make any delivery to Apricus pursuant to this Agreement or any other Transaction Document, including, without limitation, Section 2(f) hereof; provided that an Investor and its pledgee shall be required to comply with the provisions of Section 2(f) hereof in order to effect a sale, transfer or assignment of Securities to such pledgee. Apricus hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by an Investor, at the Investor's sole cost and expense.
(j)        Disclosure of Transactions and Other Material Information. On or before the Disclosure Time (as defined below), Apricus shall file a Current Report on Form 8-K or Form S-4 describing the terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act and attaching the material Transaction Documents (including, without limitation, this Agreement (and all schedules and exhibits to this Agreement), the form of the Warrant, the Registration Rights Agreement, the Securities Escrow Agreement and the Form of Lock-Up Agreement as exhibits to such filing (including all attachments), the "8-K Filing"). From and after the filing of the 8-K Filing, no Buyer shall be in possession of any material, non-public information received from Seelos, Apricus, any of their respective Subsidiaries or any of their respective officers, directors, employees, affiliates or agents, that is not disclosed in the 8-K Filing. In addition, effective upon the filing of the 8-K Filing, each of Seelos and Apricus acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between Seelos, Apricus, any of their respective Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and any of the Buyers or any of their affiliates, on the other hand, shall terminate and be of no further force or effect. Each of

Exhibit 10.1

Seelos and Apricus shall not, and shall cause each of their respective Subsidiaries and its and each of their respective officers, directors, employees, affiliates and agents, not to, provide any Buyer with any material, non-public information regarding Seelos, Apricus or any of their respective Subsidiaries from and after the date hereof without the express prior written consent of such Buyer. If a Buyer has, or believes it has, received any such material, non-public information regarding Seelos, Apricus or any of their respective Subsidiaries from Seelos, Apricus, any of their respective Subsidiaries or any of their respective officers, directors, employees, affiliates or agents, it may provide Apricus with written notice thereof. Apricus shall, within two (2) Trading Days of receipt of such notice, make public disclosure of such material, non-public information. In the event of a breach of the foregoing covenant by Seelos, Apricus, any of their respective Subsidiaries, or any of their respective officers, directors, employees, affiliates and agents, in addition to any other remedy provided herein or in the Transaction Documents, a Buyer shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, non-public information without the prior approval by Seelos, Apricus, their respective Subsidiaries, or any of their respective officers, directors, employees, affiliates or agents. No Buyer shall have any liability to Seelos, Apricus, their respective Subsidiaries, or any of its or their respective officers, directors, employees, affiliates or agents for any such disclosure. To the extent that Seelos or Apricus delivers any material, non-public information to a Buyer without such Buyer's consent, each of Seelos and Apricus hereby covenants and agrees that such Buyer shall not have any duty of confidentiality to Seelos, Apricus, any of their respective Subsidiaries or any of their respective officers, directors, employees, affiliates or agents with respect to, or a duty to Seelos, Apricus, any of their respective Subsidiaries or any of their respective officers, directors, employees, affiliates or agents not to trade on the basis of, such material, non-public information. Subject to the foregoing, none of Seelos, Apricus, their respective Subsidiaries nor any Buyer shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that each of Seelos and Apricus shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) each Buyer shall be consulted by Seelos or Apricus in connection with any such press release or other public disclosure prior to its release). Except for the Form S-4 and the Registration Statement required to be filed pursuant to the Registration Rights Agreement, without the prior written consent of any applicable Buyer, none of Seelos, Apricus or any of their respective Subsidiaries or affiliates shall disclose the name of such Buyer in any filing, announcement, release or otherwise. Upon receipt or delivery by Apricus of any notice in accordance with the terms of this Agreement or any other Transaction Document, unless Apricus has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to Apricus or the Apricus Subsidiaries, Apricus shall contemporaneously with any such receipt or delivery publicly disclose such material, nonpublic information on a Current Report on Form 8-K or otherwise. In the event that Apricus believes that a notice contains material, nonpublic information relating to Apricus or the Apricus Subsidiaries, Apricus so shall indicate to the Buyers contemporaneously with delivery of such notice, and in the absence of any such indication, the Buyers shall be allowed to presume that all matters relating to such notice do not constitute material, nonpublic information relating to Apricus or the Apricus Subsidiaries. As used herein, "Disclosure Time" means, (i) if this Agreement is signed on a day that is not a Trading Day or after 9:00 a.m. (New York City time) and before midnight (New York

Exhibit 10.1

City time) on any Trading Day, 9:01 a.m. (New York City time) on the Trading Day immediately following the date hereof, unless otherwise instructed in writing as to an earlier time by the Lead Investor, or (ii) if this Agreement is signed between midnight (New York City time) and 9:00 a.m. (New York City time) on any Trading Day, no later than 9:01 a.m. (New York City time) on the date hereof, unless otherwise instructed in writing as to an earlier time by the Lead Investor.
(k)        Corporate Existence. So long as any Buyer beneficially owns any Securities, Apricus shall maintain its corporate existence and shall not be party to any Fundamental Transaction (as defined in the Warrants) unless Apricus is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Warrants.
(l)        Reservation of Shares. Until the Reservation Date (as defined in the Warrants), Apricus shall take all action necessary to have authorized, and reserved for the purpose of issuance, no less than the number of shares of Apricus Common Stock equal to the Required Reserve Amount. From and after such Reservation Date (as defined in the Warrants), Apricus shall take all action necessary to have authorized, and reserved for the purpose of issuance, no less than the number of shares of Apricus Common Stock necessary to effect the exercise of all of the Warrants then outstanding, without regard to any limitation on exercise included therein. If at any time the number of shares of Apricus Common Stock authorized and reserved for issuance is not sufficient to meet the requirements set forth in this Section 5(l), Apricus will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of stockholders to authorize additional shares to meet Apricus' obligations under this Section 5(l), in the case of an insufficient number of authorized shares, obtain stockholder approval of an increase in such authorized number of shares, and voting the management shares of Apricus in favor of an increase in the authorized shares of Apricus Common Stock to ensure that the number of authorized shares is sufficient to meet the requirements set forth in this Section 5(l).
(m)        Conduct of Business. The business of Seelos, Apricus and their Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any governmental entity, including, without limitation, FCPA and other applicable Anti-Bribery Laws, OFAC regulations and other applicable Sanctions Laws, and Anti-Money Laundering Laws.
(i)    None of Seelos, Apricus, nor any of their Subsidiaries or affiliates, directors, officers, employees, representatives or agents shall:
(a)    conduct any business or engage in any transaction or dealing with or for the benefit of any Blocked Person, including the making or receiving of any contribution of funds, goods or services to, from or for the benefit of any Blocked Person;
(b)    deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked or subject to blocking pursuant to the applicable Sanctions Laws;
(c)    use any of the proceeds of the transactions contemplated by this Agreement to finance, promote or otherwise support in any manner any illegal activity,

Exhibit 10.1

including, without limitation, any Anti-Money Laundering Laws, Sanctions Laws, or Anti-Bribery Laws; or
(d)    violate, attempt to violate, or engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, any of the Anti-Money Laundering Laws, Sanctions Laws, or Anti-Bribery Laws.
(ii)    Each of Seelos and Apricus shall maintain in effect and enforce policies and procedures designed to ensure compliance by it and its Subsidiaries and their directors, officers, employees, agents representatives and affiliates with the Sanctions Laws and Anti-Bribery Laws.
(iii)    During the Reporting Period, each of Seelos and Apricus will promptly notify the Buyers in writing if any of it, or any of its Subsidiaries or affiliates, directors, officers, employees, representatives or agents, shall become a Blocked Person, or become directly or indirectly owned or controlled by a Blocked Person.
(iv)    During the Reporting Period, each of Seelos and Apricus shall provide such information and documentation as the Buyers or any of their affiliates may require to satisfy compliance with the Anti-Money Laundering Laws, Sanctions Laws, or Anti-Bribery Laws.
(v)    The covenants set forth above shall be ongoing during the Reporting Period. During the Reporting Period, each of Seelos and Apricus shall promptly notify the Buyers in writing should it become aware (a) of any changes to these covenants, or (b) if it cannot comply with the covenants set forth herein. During the Reporting Period, each of Seelos and Apricus shall also promptly notify the Buyers in writing should they become aware of an investigation, litigation or regulatory action relating to an alleged or potential violation of the Anti-Money Laundering Laws, Sanctions Laws, and Anti-Bribery Laws.
(n)        Additional Issuances of Securities.
(i)    For purposes of this Agreement, the following definitions shall apply.
(1)        "Convertible Securities" means any stock or securities (other than Options) convertible into or exercisable or exchangeable for Seelos Common Stock or Apricus Common Stock.
(2)        "Options" means any rights, warrants or options to subscribe for or purchase Seelos Common Stock, Apricus Common Stock or Convertible Securities.
(3)        "Common Stock Equivalents" means, collectively, Options and Convertible Securities.
(ii)    From the date hereof until the date that is thirty (30) calendar days after the earliest of (x) such time as all of the Registrable Securities may be sold without restriction or limitation pursuant to Rule 144 and without the requirement to be in compliance with Rule

Exhibit 10.1

144(c)(1), (y) the one (1) year anniversary of the Closing Date, and (z) the date that the Initial Registration Statement (as defined in the Registration Rights Agreement) has been declared effective by the SEC; provided, that this clause (z) shall only apply if there are no Cutback Shares (as defined in the Registration Rights Agreement) arising from the Initial Registration Statement (the "Trigger Date"), Apricus shall not, directly or indirectly, file any registration statement or any amendment or supplement thereto other than (A) the Form S-4, (B) registration statements after the effective date of the Merger with respect to the issuance or resale of any Excluded Securities (as defined in the Series A Warrants), (C) registration statements required to be filed pursuant to that certain Subscription Agreement dated January 12, 2016, among Apricus, Sarissa Capital Domestic Fund LP and Sarissa Capital Offshore Master Fund LP, as amended, (D) registration statements required to be filed pursuant to that certain Underwriting Agreement, dated April 20, 2017, between Apricus and H.C. Wainwright & Co., LLC, (E) registration statements required to be filed pursuant to that certain Registration Rights Agreement, dated as of September 10, 2017, between Apricus and each purchaser named in the signature pages thereto and (F) registration statements required to be filed pursuant to that certain Registration Rights Agreement, dated September 24, 2018, by and between Apricus and the investors party thereto, as may be amended or restated from time to time ((A) through (F), including any amendments or supplements thereto provided that the registration statements referenced in clauses (A) through (F) shall not register pursuant to any amendment or supplement thereto a greater number of shares of Apricus Common Stock as being contemplated on the date hereof (as such number of shares of Apricus Common Stock may be adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction occurring after the date hereof), collectively, "Exempt Registration Statements"), or cause any registration statement other than the Exempt Registration Statements to be declared effective by the SEC, or grant any registration rights to any Person that can be exercised prior to such time as set forth above, other than pursuant to the Registration Rights Agreement. From the date hereof until the Trigger Date, neither Seelos nor Apricus shall, (1) directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any of its or its Subsidiaries' debt, equity or equity equivalent securities, including without limitation any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for Seelos Common Stock, Apricus Common Stock or Common Stock Equivalents, including, without limitation, any rights, warrants or options to subscribe for or purchase Seelos Common Stock or Apricus Common Stock or directly or indirectly convertible into or exchangeable or exercisable for Seelos Common Stock or Apricus Common Stock at a price which varies or may vary with the market price of the Seelos Common Stock or Apricus Common Stock, including by way of one or more reset(s) to any fixed price (any such offer, sale, grant, disposition or announcement being referred to as a "Subsequent Placement"), or (2) be party to any solicitations, negotiations or discussions with regard to the foregoing.

Exhibit 10.1

(iii)    The restrictions contained Section 5(n)(ii) shall not apply to any issuance or proposed issuance of any Excluded Securities (as defined in the Series A Warrants).
(o)        Public Information. At any time during the period commencing from the six (6) month anniversary of the Closing Date and ending at such time that all of the Registrable Securities, if a registration statement is not available for the resale of all of the Registrable Securities, may be sold without restriction or limitation pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1), if Apricus shall (i) fail for any reason to satisfy the requirements of Rule 144(c)(1), including, without limitation, the failure to satisfy the current public information requirements under Rule 144(c) or (ii) if Apricus has ever been an issuer described in Rule 144(i)(1)(i) or becomes such an issuer in the future, and Apricus shall fail to satisfy any condition set forth in Rule 144(i)(2) (each, a "Public Information Failure") then, as partial relief for the damages to any holder of Securities by reason of any such delay in or reduction of its ability to sell the Securities (which remedy shall not be exclusive of any other remedies available at law or in equity), Apricus shall pay to each such holder an amount in cash equal to one percent (1.0%) of the aggregate Purchase Price of such holder's Securities on the day of a Public Information Failure and on every thirtieth day (prorated for periods totaling less than thirty days) thereafter until the earlier of (i) the date such Public Information Failure is cured and (ii) such time that such Public Information Failure no longer prevents a holder of Securities from selling such Securities pursuant to Rule 144 without any restrictions or limitations. The payments to which a holder shall be entitled pursuant to this Section 5(o) are referred to herein as "Public Information Failure Payments." Public Information Failure Payments shall be paid on the earlier of (I) the last day of the calendar month during which such Public Information Failure Payments are incurred and (II) the third Business Day after the event or failure giving rise to the Public Information Failure Payments is cured. In the event Apricus fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full.
(p)    Notice of Disqualification Events. Each of Seelos and Apricus will notify the Buyers in writing, prior to the Closing Date of (i) any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Issuer Covered Person.
(q)    FAST Compliance. While any Warrants are outstanding, Apricus shall maintain a transfer agent that participates in the DTC Fast Automated Securities Transfer Program.
(r)     Lock-Up. Apricus shall not amend, modify, waive or terminate any provision of any of the Lock-Up Agreements except to extend the term of the lock-up period and shall enforce the provisions of each Lock-Up Agreement in accordance with its terms. If any officer or director that is a party to a Lock-Up Agreement breaches any provision of a Lock-Up Agreement, Apricus shall promptly use its commercially reasonable efforts to seek specific performance of the terms of such Lock-Up Agreement.

Exhibit 10.1

(s)     Variable Securities. Until the date that is three years following the Closing Date, Seelos, Apricus and each Apricus Subsidiary shall be prohibited from effecting or entering into an agreement to effect any Subsequent Placement involving a Variable Rate Transaction. "Variable Rate Transaction" means a transaction in which Seelos, Apricus or any Apricus Subsidiary (i) issues or sells any Convertible Securities either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Seelos Common Stock or Apricus Common Stock at any time after the initial issuance of such Convertible Securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such Convertible Securities or upon the occurrence of specified or contingent events directly or indirectly related to the business of Seelos or Apricus or the market for the Seelos Common Stock or Apricus Common Stock, other than pursuant to a customary "weighted average" anti-dilution provision or (ii) enters into any agreement (including, without limitation, an equity line of credit) whereby Seelos, Apricus or any Apricus Subsidiary may sell securities at a future determined price (other than standard and customary "preemptive" or "participation" rights); provided, however, that following the date that is ninety (90) days after the Trigger Date, such restriction shall not extend to an "at-the-market" offering pursuant to one or more agreements, by and between Apricus and an investment bank, to issue shares of Apricus Common Stock to settle such investment bank's sales in the Principal Market. Each Buyer shall be entitled to obtain injunctive relief against Seelos, Apricus and the Apricus Subsidiaries to preclude any such issuance, which remedy shall be in addition to any right to collect damages for an actual breach of this Section 5(s).
(t)        Authorized Share Increase. Apricus shall solicit its stockholders' approval to increase the authorized shares of Apricus to 120,000,000 shares of Apricus Common Stock (the "Share Increase" and Apricus' stockholders' approval of the Share Increase, the "Share Increase Approval") at the same time Apricus solicits its stockholders’ approval of the Merger (as defined in Section 7(iv)) and Apricus shall use its commercially reasonable efforts to obtain the Share Increase Approval, including, without limitation, causing Apricus' board of directors to recommend to Apricus' stockholders that they approve the Share Increase. For the avoidance of doubt, if Apricus' stockholders do not approve the Share Increase at the Meeting, Apricus shall not, unless otherwise required pursuant to Section 5(l) and the Warrants, be obligated to solicit the Share Increase Approval at any additional meetings of the Apricus stockholders.
(u)    Closing Documents. On or prior to fourteen (14) calendar days after the Closing Date, Apricus agrees to deliver, or cause to be delivered, to each Buyer and Schulte Roth & Zabel LLP a complete closing set (which may be solely in electronic format) of the executed Transaction Documents, Securities and any other documents required to be delivered to any party pursuant to Section 8 hereof or otherwise.
6.        REGISTER; TRANSFER AGENT INSTRUCTIONS.
(a)    Register. Apricus shall maintain at its principal executive offices (or such other office or agency of Apricus as it may designate by notice to each holder of Securities), a register for the Warrants in which Apricus shall record the name and address of the Person in whose name the Warrants have been issued (including the name and address of each transferee) and the number

Exhibit 10.1

of Warrant Shares issuable upon exercise of the Warrants held by such Person. Apricus shall keep the register open and available at all times during business hours for inspection of any Buyer or its legal representatives.
(b)    Transfer Agent Instructions. Apricus shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, in a form reasonably acceptable to the parties and the Transfer Agent (the "Irrevocable Transfer Agent Instructions") to issue certificates or credit shares to the applicable balance accounts at DTC, registered in the name of each Buyer or its respective nominee(s), for the Exchange Shares issued in exchange of the Additional Common Shares and the Warrant Shares upon delivery of a Capacity Notice or upon exercise of the Warrant, as applicable, in such amounts as specified from time to time by each Buyer to Apricus upon delivery of a Capacity Notice or upon exercise of the Warrants, as applicable. Apricus warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 6(b), and stop transfer instructions to give effect to Section 2(f) hereof, will be given by Apricus to its transfer agent, and that the Securities shall otherwise be freely transferable on the books and records of Apricus as and to the extent provided in this Agreement and the other Transaction Documents. If a Buyer effects a sale, assignment or transfer of the Securities in accordance with Section 2(f), Apricus shall permit the transfer and shall promptly instruct its transfer agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by such Buyer to effect such sale, transfer or assignment. In the event that such sale, assignment or transfer involves the Warrant Shares sold, assigned or transferred pursuant to an effective registration statement or pursuant to Rule 144, the transfer agent shall issue such Securities to the Buyer, assignee or transferee, as the case may be, without any restrictive legend. Apricus acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to a Buyer. Accordingly, Apricus acknowledges that the remedy at law for a breach of its obligations under this Section 6(b) will be inadequate and agrees, in the event of a breach or threatened breach by Apricus of the provisions of this Section 6(b), that a Buyer shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.
7.        CONDITIONS TO SEELOS' OBLIGATION TO SELL AND APRICUS' OBLIGATION TO ISSUE.
The obligation of Seelos hereunder to issue and sell the Common Shares at the Closing and the obligation of Apricus hereunder to issue the Warrants at the Warrant Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each of Seelos' and Apricus' sole benefit and may be waived by Seelos and/or Apricus at any time in its sole discretion by providing each Buyer with prior written notice thereof:
(i)    Such Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to Seelos.
(ii)    Such Buyer shall have delivered to Seelos the Purchase Price (less, in the case of the Lead Investor, the amounts withheld pursuant to Section 5(h)), for the Common

Exhibit 10.1

Shares and the related Warrants being purchased by such Buyer at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by Seelos.
(iii)    The representations and warranties of such Buyer shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.
(iv)    All conditions precedent to the closing of the merger (the "Merger") contained in the Merger Agreement shall have been satisfied or waived.
8.        CONDITIONS TO EACH BUYER'S OBLIGATION TO PURCHASE.
The obligation of each Buyer hereunder to purchase the Common Shares and the related Warrants at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Buyer's sole benefit and may be waived by such Buyer at any time in its sole discretion by providing Seelos with prior written notice thereof:
(i)    Seelos shall have duly executed and delivered to such Buyer (A) each of the Seelos Transaction Documents and (B) the Common Shares (allocated in such amounts as such Buyer shall request), being purchased by such Buyer at the Closing pursuant to this Agreement.
(ii)    Apricus shall have duly executed and delivered to such Buyer each of the Apricus Transaction Documents.
(iii)    Such Buyer shall have received the opinion of Paul Hastings LLP, Seelos' outside counsel, dated as of the Closing Date, in the form attached hereto as Exhibit E.
(iv)    Such Buyer shall have received the opinion of Latham & Watkins LLP, Apricus' outside counsel, dated as of the Closing Date, in the form reasonably acceptable to such Buyer.
(v)    Such Buyer shall have received the opinion of Brownstein Hyatt Farber Schreck LLP, Apricus' outside counsel, dated as of the Closing Date, in the form attached hereto as Exhibit F.
(vi)    Apricus shall have delivered to such Buyer a copy of the Irrevocable Transfer Agent Instructions in escrow to be released upon the effectiveness of the Merger, which instructions shall have been delivered to and acknowledged in writing by Apricus' transfer agent.
(vii)    Each of Seelos and Apricus shall have delivered to such Buyer a certificate evidencing the formation and good standing of Seelos and Apricus in such entity's

Exhibit 10.1

jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction, as of a date within ten (10) calendar days of the Closing Date.
(viii)    Each of Seelos and Apricus shall have delivered to such Buyer a certificate evidencing its qualification as a foreign corporation and good standing issued by the Secretary of State (or comparable office) of the jurisdiction in which it has its headquarters, as of a date within ten (10) calendar days of the Closing Date.
(ix)    Each of Seelos and Apricus shall have delivered to such Buyer a certified copy of the Certificate of Incorporation and the Articles of Incorporation, respectively, as certified by the Secretary of State (or comparable office) of its jurisdiction of formation within ten (10) calendar days of the Closing Date.
(x)    Each of Seelos and Apricus shall have delivered to such Buyer a certificate, executed by its Secretary and dated as of the Closing Date, as to (i) the resolutions consistent with Section 3(b) or Section 4(b), respectively, as adopted by its Board of Directors in a form reasonably acceptable to such Buyer, (ii) the Certificate of Incorporation or the Articles of Incorporation, respectively, and (iii) the Seelos Bylaws and Apricus Bylaws, respectively, each as in effect at the Closing, in the form attached hereto as Exhibit G.
(xi)    The representations and warranties of each of Seelos and Apricus shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date) and each of Seelos and Apricus shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing Date. Such Buyer shall have received certificates, executed by the Chief Executive Officer of each of Seelos and Apricus, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer in the form attached hereto as Exhibit H.
(xii)    Seelos shall have delivered to each Buyer a lock-up agreement, in the form attached hereto as Exhibit I (collectively, the "Lock-Up Agreements"), executed by each officer, director or other Person that will be subject to Section 16 of the 1934 Act with respect to Apricus immediately following the consummation of the Merger.
(xiii)    Apricus shall have delivered to such Buyer a letter from its transfer agent certifying the number of shares of Apricus Common Stock outstanding as of a date within five (5) calendar days of the Closing Date.
(xiv)    The proposed Merger between Seelos and Apricus shall have been consummated or shall occur immediately following the Closing and the Apricus Common Stock (I) shall be designated for quotation or listed on the Principal Market and (II) shall not have been suspended, as of the Closing Date, by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened, as of the Closing Date, either (A) in writing by the SEC or the Principal Market or (B) by falling below the minimum listing maintenance requirements or initial listing requirements of the Principal Market.

Exhibit 10.1

(xv)    Each of Seelos and Apricus shall have obtained all stockholder, governmental, regulatory or other third party consents and approvals, including, without limitation, approval of the Principal Market, necessary for the completion of the Merger and the sale of the Securities, including, without limitation, in the case of Apricus, any and all stockholder approval required by the Principal Market with respect to the issuances of the Warrants and the Warrant Shares in full upon exercise of the Warrants without giving effect to any limitation on the exercise of the Warrants set forth therein.
(xvi)    All conditions precedent to the closing of the Merger contained in the Merger Agreement shall have been satisfied or waived.
(xvii)    The Form S-4 shall have become effective in accordance with the provisions of the 1933 Act, and shall not be subject to any stop order or proceeding (or threatened proceeding by the SEC) seeking a stop order with respect to the Form S-4 that has not been withdrawn.
(xviii)    The Securities Escrow Agreement shall have been executed and delivered to such Buyer by the other parties thereto.
(xix)    Seelos shall have issued the Additional Common Shares in escrow in the name of the Escrow Agent in accordance with the terms of the Securities Escrow Agreement.
(xx)    Such Buyer shall have received Seelos' wire instructions on Company's letterhead duly executed by an authorized executive officer of Seelos.
(xxi)    Each of Seelos and Apricus shall have delivered to such Buyer such other documents relating to the transactions contemplated by this Agreement as such Buyer or its counsel may reasonably request.

Exhibit 10.1

9.        TERMINATION. In the event that the Closing shall not have occurred with respect to a Buyer on or before December 31, 2018 due to Seelos', Apricus' or such Buyer's failure to satisfy the conditions set forth in Sections 7 and 8 above (and the nonbreaching party's failure to waive such unsatisfied condition(s)), the Buyer, if such Buyer is the nonbreaching party, or Seelos, if Seelos is the nonbreaching party, shall have the option to terminate this Agreement with respect to such Buyer, if such Buyer is the breaching party, or with respect to Seelos and Apricus, if Seelos or Apricus are the breaching party, at the close of business on such date by delivering a written notice to that effect to each other party to this Agreement and without liability of any party to any other party; provided, however, that if this Agreement is terminated pursuant to this Section 9, Seelos shall remain obligated to reimburse the Lead Investor or its designee(s), as applicable, for the expenses described in Section 5(h) above.
10.        MISCELLANEOUS.
(a)        Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.
(b)        Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile or .pdf signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or .pdf signature.
(c)        Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

Exhibit 10.1

(d)        Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).
(e)        Entire Agreement; Amendments. This Agreement and the other Transaction Documents supersede all other prior oral or written agreements between Seelos, Apricus, their affiliates and Persons acting on their behalf, on the one hand, and the Buyers, their affiliates and Persons acting on their behalf, on the other hand, with respect to the matters discussed herein, and this Agreement, the other Transaction Documents and the instruments referenced herein and therein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, none of Seelos, Apricus nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by Seelos, Apricus and the holders of at least a majority of the aggregate amount of Securities issued and issuable hereunder and under the Warrants (without regard to any restriction or limitation on the exercise of the Warrants or the delivery of the Exchange Shares issued in exchange of Additional Common Shares contained therein or herein) and shall include the Lead Investor so long as the Lead Investor or any of its Affiliates holds any Securities (the "Required Holders"), and any amendment to this Agreement made in conformity with the provisions of this Section 10(e) shall be binding on all Buyers and holders of Securities, Seelos and Apricus; provided, that any such amendment or waiver that complies with the foregoing but that disproportionately, materially and adversely affects the rights and obligations of any Buyer relative to the comparable rights and obligations of the other Buyers shall require the prior written consent of such adversely affected Buyer (for the avoidance of doubt, participation by any Buyer in an unrelated financing by the Company shall not be deemed to disproportionately affect the Buyers who do not participate in such financing). No provisions hereto may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. No such amendment shall be effective to the extent that it applies to less than all of the Buyers or holders of the applicable Securities then outstanding. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration (other than the reimbursement of legal fees) also is offered to all of the parties to the Transaction Documents, holders of Common Shares or holders of the Warrants, as the case may be. Neither Seelos nor Apricus has, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents. Without limiting the foregoing, each of Seelos and Apricus confirms

Exhibit 10.1

that, except as set forth in this Agreement, no Buyer has made any commitment or promise or has any other obligation to provide any financing to Seelos or Apricus or otherwise.
(f)        Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement or any of the other Transaction Documents must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon delivery, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party) or by electronic mail; (iii) upon delivery, when sent by electronic mail (provided that the sending party does not receive an automated rejection notice); or (iv) one (1) Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses, facsimile numbers and e-mail addresses for such communications shall be:
If to Seelos:
Seelos Therapeutics, Inc.
209 Lukes Wood Road
New Canaan, CT 06840
Telephone:    (646) 998-6475
Attention:    Dr. Raj Mehra
E-mail:

With a copy (for informational purposes only) to:
Paul Hastings LLP
1117 S. California Avenue
Palo Alto, CA 94304
Telephone:     (650) 320-1804
Facsimile:     (650) 320-1904
E-mail:     jeffhartlin@paulhastings.com
Attention:    Jeffrey T. Hartlin

If to Apricus:

Exhibit 10.1

Apricus Biosciences, Inc.
11975 El Camino Real, Suite 300
San Diego, California 92130
Attention:    Chief Executive Officer
E-mail:

With a copy (for informational purposes only) to:
Latham & Watkins LLP
12670 High Bluff Drive
San Diego, California 92130
Facsimile:     (858) 523-5450
E-mail:     cheston.larson@lw.com; matt.bush@lw.com
Attention:    Cheston Larson; Matthew Bush

If to the Escrow Agent:
Wilmington Trust N.A.
650 Town Center Drive, Suite 800
Costa Mesa, CA 92626
Telephone:    (714) 384-4162
Attention:    Jane Snyder
E-mail:        jmsnyder@wilmingtontrust.com
If to the Transfer Agent:
Equiniti Shareowner Services
1110 Centre Point Curve, Suite 101
Mendota Heights, MN 55120
Telephone:    (651) 450-4101
Attention:    Chris Ward
E-mail:        Christopher.Ward@eq-US.com
If to a Buyer, to its address, facsimile number and e-mail address set forth on the Schedule of Buyers, with copies to such Buyer's representatives as set forth on the Schedule of Buyers,

Exhibit 10.1

With a copy (for informational purposes only) to:
Schulte Roth & Zabel LLP
919 Third Avenue
New York, New York 10022
Telephone:    (212) 756-2000
Facsimile:    (212) 593-5955
Attention:    Eleazer N. Klein, Esq.
E-mail:        eleazer.klein@srz.com

or to such other address, facsimile number and/or e-mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) calendar days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine or e-mail containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.
(g)        Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Common Shares or the Warrants. Neither Seelos nor Apricus shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the Required Holders, including by way of a Fundamental Transaction (unless Apricus is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Warrants and other than the Merger in accordance with the terms and conditions of the Merger Agreement). A Buyer may assign some or all of its rights hereunder without the consent of Seelos or Apricus, in which event such assignee shall be deemed to be a Buyer hereunder with respect to such assigned rights.
(h)        No Third Party Beneficiaries. The Placement Agent shall be a third party beneficiary of the representations and warranties of the Buyers in Section 2, the representations and warranties of the Company in Section 3 and the representations and warranties of Apricus in Section 4. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except that each Indemnitee shall have the right to enforce the obligations of Seelos and Apricus with respect to Section 10(k) and as otherwise set forth in this Section 10(h).
(i)        Survival. Unless this Agreement is terminated under Section 9, the representations and warranties of Seelos, Apricus and the Buyers contained in Sections 2, 3 and 4, and the agreements and covenants set forth in Sections 5, 6 and 10 shall survive the Closing. Each Buyer, and each of Seelos and Apricus, shall be responsible only for its own representations, warranties, agreements and covenants hereunder.
(j)        Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other

Exhibit 10.1

agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.
(k)        Indemnification. (i) In consideration of each Buyer's execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of Seelos' other obligations under the Transaction Documents, Seelos shall defend, protect, indemnify and hold harmless each Buyer and each other holder of the Securities and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons' agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by Seelos in the Transaction Documents or any other certificate, instrument or document of Seelos contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of Seelos contained in the Transaction Documents or any other certificate, instrument or document of Seelos contemplated hereby or thereby or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of Seelos or Apricus) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (ii) any disclosure made by such Buyer pursuant to Section 5(j), or (iii) the status of such Buyer or holder of the Securities as an investor in Seelos pursuant to the transactions contemplated by the Transaction Documents. To the extent that the foregoing undertaking by Seelos may be unenforceable for any reason, Seelos shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 10(k)(i) shall be the same as those set forth in Section 6 of the Registration Rights Agreement.
(ii) In consideration of each Buyer's execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of Apricus' other obligations under the Transaction Documents, Apricus shall defend, protect, indemnify and hold harmless the Indemnitees from and against any and all Indemnified Liabilities incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by Apricus in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of Apricus contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of Seelos or Apricus) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (ii) any disclosure made by such Buyer pursuant to Section 5(j),

Exhibit 10.1

or (iii) the status of such Buyer or holder of the Securities as an investor in Apricus pursuant to the transactions contemplated by the Transaction Documents. To the extent that the foregoing undertaking by Apricus may be unenforceable for any reason, Apricus shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 10(k)(ii) shall be the same as those set forth in Section 6 of the Registration Rights Agreement.
(l)        No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.
(m)        Remedies. Each Buyer and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, each of Seelos and Apricus recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to the Buyers. Each of Seelos and Apricus therefore agrees that the Buyers shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.
(n)        Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Buyer exercises a right, election, demand or option under a Transaction Document and either Seelos or Apricus does not timely perform its related obligations within the periods therein provided, then such Buyer may rescind or withdraw, in its sole discretion from time to time upon written notice to Seelos or Apricus, as applicable, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.
(o)        Payment Set Aside. To the extent that Seelos or Apricus makes a payment or payments to the Buyers hereunder or pursuant to any of the other Transaction Documents or the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to Seelos or Apricus, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

Exhibit 10.1

(p)        Independent Nature of Buyers' Obligations and Rights. The obligations of each Buyer under any Transaction Document are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as, and each of Seelos and Apricus acknowledges that the Buyers do not so constitute, a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group, and neither Seelos nor Apricus shall assert any such claim with respect to such obligations or the transactions contemplated by the Transaction Documents and each of Seelos and Apricus acknowledges that the Buyers are not acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each of Seelos and Apricus acknowledges and each Buyer confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Buyer shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose.
[Signature Page Follows]

Exhibit 10.1

IN WITNESS WHEREOF, each Buyer, Seelos and Apricus have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

SEELOS THERAPEUTICS, INC.
By: /s/ Raj Mehra, Ph.D. Name: Raj Mehra, Ph.D. Title: Chief Executive Officer

[Signature Page to Securities Purchase Agreement]

Exhibit 10.1

IN WITNESS WHEREOF, each Buyer, Seelos and Apricus have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

APRICUS BIOSCIENCES, INC.
By: /s/ Richard W. Pascoe Name: Richard W. Pascoe Title: Chief Executive Officer

[Signature Page to Securities Purchase Agreement]

Exhibit 10.1

IN WITNESS WHEREOF, each Buyer, Seelos and Apricus have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYERS:
By: Name: Title:

Maximum Percentage:    ☐    4.99%
☐    9.99%

[Signature Page to Securities Purchase Agreement]

Exhibit 10.1

EXHIBITS
Exhibit A    Form of Securities Escrow Agreement
Exhibit B-1    Form of Series A Warrants
Exhibit B-2    Form of Series B Warrants
Exhibit C    Form of Registration Rights Agreement
Exhibit D    Form of Capacity Notice
Exhibit E    Form of Opinion of Seelos' Counsel
Exhibit F    Form of Opinion of Apricus' Nevada Counsel
Exhibit G    Form of Secretary's Certificate
Exhibit H    Form of Officer's Certificate
Exhibit I    Form of Lock-Up Agreement

SCHEDULES
Seelos Disclosure Schedules

Schedule 3(b)    Authorization; Enforcement; Validity
Schedule 3(d)    No Conflicts
Schedule 3(e)    Consents
Schedule 3(k)    Absence of Certain Changes
Schedule 3(m)    Conduct of Business; Regulatory Permits
Schedule 3(p)    Transactions with Affiliates
Schedule 3(q)    Equity Capitalization
Schedule 3(r)    Indebtedness and Other Contracts
Schedule 3(s)    Absence of Litigation
Schedule 3(w)    Intellectual Property Rights
Schedule 3(z)        Internal Accounting

Apricus Disclosure Schedules

Schedule 4(a)    Organization and Qualification
Schedule 4(b)    Authorization; Enforcement; Validity
Schedule 4(d)    No Conflicts
Schedule 4(e)    Consents
Schedule 4(j)    SEC Documents; Financial Statements
Schedule 4(k)    Material Changes; Undisclosed Events, Liabilities or Developments
Schedule 4(p)    Capitalization
Schedule 4(r)    Litigation
Schedule 4(s)    Insurance
Schedule 4(v)        Intellectual Property
Schedule 4(z)        Registration Rights
Schedule 4(aa)        Solvency
Schedule 4(dd)    FDA

63